Exhibit 4.6

CREDIT AGREEMENT

TX ENERGY SERVICES, LLC,

C.C. FORBES, LLC

and

SUPERIOR TUBING TESTERS, LLC,

as Borrowers

and

FORBES ENERGY SERVICES LLC,

a Guarantor

CITIBANK, N.A.,

as Lender

$20,000,000 Revolving Credit Facility

April 10, 2008

i

ii

Schedules and Exhibits:

Schedule 1	-	Disclosure Schedule
Schedule 2	-	Security Schedule
Schedule 3	-	Lender Schedule
Exhibit A	-	Note
Exhibit B	-	Borrowing Notice
Exhibit C	-	Continuation/Conversion Notice
Exhibit D	-	Certificate Accompanying Financial Statements
Exhibit E	-	Borrowing Base Certificate
Exhibit F	-	Perfection Certificate

iii

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is made as of April 10, 2008, by and among TX ENERGY SERVICES, LLC, a Delaware limited liability company (“TX Energy”), C.C. FORBES, LLC, a Delaware limited liability company (“C.C. Forbes”), and SUPERIOR TUBING TESTERS, LLC, a Delaware limited liability company (“Superior”) (“TX Energy”, C.C. Forbes and Superior collectively, the “Borrowers”, and individually, a “Borrower”), FORBES ENERGY SERVICES LLC, a Delaware limited liability company (the “Parent”) as a Guarantor, and CITIBANK, N.A., a national association (“Lender”).

W I T N E S S E T H:

In consideration of the mutual covenants and agreements contained herein in consideration of the loans which may hereafter be made by Lender and the Letters of Credit which may be made available by Lender to Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I - Definitions and References

Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

“Accounts” means all present and future rights of a Person to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising and whether or not earned by performance, and “Account Debtor” means the Person which is obligated on any Account.

“Adjusted Base Rate” means, on any day, the Base Rate for such day plus the Applicable Margin for such day, provided that the Adjusted Base Rate charged by any Person shall never exceed the Highest Lawful Rate.

“Adjusted Libor Rate” means, for any Libor Loan for any day during any Interest Period therefor, the rate per annum equal to the sum of (a) the Applicable Margin for such day plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Lender to be equal to the quotient obtained by dividing (i) the Libor Rate for such Libor Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such Libor Loan for such Interest Period, provided that no Adjusted Libor Rate charged by any Person shall ever exceed the Highest Lawful Rate. The Adjusted Libor Rate for any Libor Loan shall change whenever the Applicable Margin or the Reserve Requirement changes.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common Control with the Person specified. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and “controlled” has the meaning correlative thereto.

CREDIT AGREEMENT – Page 4

“Agreement” means this Credit Agreement.

“Applicable Margin” shall mean, on any day the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio on the last day of the most recent Fiscal Quarter of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries:

Applicable Margin

Pricing Level	Leverage Ratio	Libor Loans	Base Rate Loans
1	≥3.50:1	2.25%	1.25%
2	≥3.5:1 but <3.50:1	2.00%	1.00%
3	<3.00:1	1.75%	.75%

The Applicable Margin shall be established as of the last day of each Fiscal Quarter of Parent or any New Parent, whichever is then the ultimate parent company, (each, a “Determination Date”). Any change in the Applicable Margin following each Determination Date shall be determined based upon the information and computations set forth in the financial statements and Compliance Certificate furnished to Lender pursuant to Section 6.2(b), subject to review and approval of such computations by Lender. Each change in the Applicable Margin shall be effective as of the first day of the calendar mouth following each Determination Date, and shall remain in effect until the date that is the first day of the calendar month following the next Determination Date for which a change in the Applicable Margin occurs; provided, however, if Parent or any New Parent, whichever is then the ultimate parent company, shall fail to deliver any required financial statements or Compliance Certificate within the time period required by Section 6.2(b), the Applicable Margin shall be the highest percentage amount as set forth in the above table until the appropriate financial statements and related Compliance Certificate are so delivered. The Applicable Rate in effect from the date hereof through the date on which the next Compliance Certificate is delivered or to be delivered pursuant to Section 6.2(b) shall be determined based upon Pricing Level 3.

“Base Rate” means the higher of (a) the variable per annum rate of interest so designated from time to time by Lender as its “prime rate”, and (b) the Federal Funds Rate plus one-half percent (0.5%) per annum. The “prime rate” is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the Base Rate resulting from changes in the “prime rate” shall take place immediately without notice or demand of any kind.

“Base Rate Loan” means a Loan that bears interest at the Adjusted Base Rate.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular

“person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Borrower” and “Borrowers” have the meanings set forth in the introductory paragraph hereto.

“Borrowing” means a borrowing of new Loans of a single Type (and, in the case of Libor Loans, with the same Interest Period) pursuant to Section 2.2 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of Libor Loans, with the same Interest Period) pursuant to Section 2.3.

“Borrowing Base” means, at any particular time eighty percent (80%) of Eligible Accounts; provided, however, that (a) only Collateral for which Borrower’s representations and warranties under this Agreement and the other Loan Documents are true and correct at the time of calculation shall be included in the aggregate Borrowing Base, (b) if Lender at any time determines a method of valuation of Eligible Accounts overstates the actual fair market value thereof at the time, upon notice to Borrower, Lender may recalculate those values to fair market value, and (c) in no event shall the Borrowing Base ever exceed the Maximum Credit Amount.

“Borrowing Base Certificate” means a certificate substantially in the form attached hereto as Exhibit E, appropriately completed, together with a reasonably detailed aged schedule of all Accounts as of the date specified in such certificate, listing face amounts and dates of invoices of each such Account and the name and address of each Account Debtor obligated on such Account (and, upon reasonable advance request of Lender, copies of invoices, credit reports, export credit insurance, letters of credit and any other matters and information relating to the Eligible Accounts).

“Borrowing Base Deficiency” has the meaning given to such term in Section 2.7(c).

“Borrowing Notice” means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Houston, Texas. Any Business Day in any way relating to Libor Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Lender, significant transactions in dollars are carried out in the interbank eurocurrency market.

“Capital” means Forbes Energy Capital Inc., a Delaware corporation.

“Capital Expenditures” means all expenditures and liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions, or additions thereto which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise the principal portion of payments with respect to Capital Lease Obligations.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means Investments in:

(a) marketable obligations, maturing within twelve months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

(b) demand deposits, and time deposits (including certificates of deposit) maturing within twelve months from the date of deposit thereof, with any office of Lender;

(c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with any commercial bank meeting the specifications of subsection (b) above;

(d) open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody’s or A-1 by S & P; and

(e) money market or other mutual funds (i) that are rated AA or better by S&P or (ii) substantially all of the assets of which comprise securities of the types described in subsections (a) through (d) above.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means the occurrence of any of the following events:

(a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of either (a) any New Parent and its Subsidiaries taken as a whole or (b) the Parent and its Subsidiaries taken as a whole, in either case, to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Permitted Holders;

(b) the adoption of a plan relating to the liquidation or dissolution of any New Parent or the Parent, whichever is then the ultimate parent company;

(c) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person, other than a Permitted Holder, becomes the

Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of any New Parent or the Parent, whichever is then the ultimate parent company, measured by voting power rather than number of shares;

(d) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that a Person other than a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more of the Voting Stock of any New Parent or the Parent, whichever is then the ultimate parent company, (measured by voting power rather than number of shares) than is at the time Beneficially Owned by the Permitted Holders in the aggregate; or

(e) after an initial public offering of any New Parent or the Parent, the first day on which a majority of the members of the Board of Directors of such New Parent of the Parent, as the case may be, are not Continuing Directors.

For the avoidance of doubt, a Change of Control will not be deemed to have occurred solely as a result of the formation of and the transfer of ownership of any Equity Interests of the Parent or any New Parent to any New Parent; provided that none of the events set forth in paragraphs (a) through (e) above have occurred.

“Closing Date” means the date on which all of the conditions precedent set forth in Section 4.1 shall have been satisfied or waived.

“Collateral” means all property of any kind which is subject to a Lien in favor of Lender or which, under the terms of any Security Document, is purported to be subject to such a Lien, in each case that secures the Secured Obligations.

“Commitment Fee Rate” means twenty five one-hundredths of one percent (0.25%).

“Commitment Period” means the period from and including the Closing Date until the Maturity Date (or, if earlier, the day on which the obligations of Lender to make Loans hereunder and the obligations of Lender to issue Letters of Credit hereunder have been terminated or the Note first becomes due and payable in full).

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities or the like refer to the consolidated financial statements, financial position, financial condition, liabilities or the like of such Person and its properly consolidated subsidiaries.

“Continuation” shall refer to the continuation pursuant to Section 2.3 hereof of a Libor Loan as a Libor Loan from one Interest Period to the next Interest Period.

“Continuation/Conversion Notice” means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.3.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of any New Parent or the Parent, whichever is then the ultimate parent company, who:

(1) was a member of such Board of Directors of the Parent on the Closing Date or was a member of any such New Parent’s Board of Directors on the date such New Parent was required to become a party to this Agreement; or

(2) was nominated for election or appointed or elected to the Board of Directors of any such New Parent or the Parent, whichever is then the ultimate parent company, with the approval of a majority of the Continuing Directors who were members of the Board of Directors of such New Parent or the Parent at the time of such nomination or election.

“Conversion” shall refer to a conversion pursuant to Section 2.3 or ARTICLE III of one Type of Loan into another Type of Loan.

“Default” means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time to permit the curing of such default, event or condition, constitute an Event of Default.

“Default Rate” means, at the time in question (a) with respect to any Base Rate Loan, the rate per annum equal to two percent (2%) above the Adjusted Base Rate then in effect for such Loan and (b) with respect to any Libor Loan, the rate per annum equal to two percent (2%) above the Adjusted Libor Rate then in effect for such Loan, provided in each case that no Default Rate charged by any Person shall ever exceed the Highest Lawful Rate.

“Determination Date” has the meaning given to such term in the definition of Applicable Margin.

“Disclosure Schedule” means Schedule 1 hereto.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividend” means (a) any dividend or other distribution made by a Restricted Person on or in respect of any Equity Interests in such Restricted Person or any other Restricted Person, or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any Equity Interest in such Restricted Person or any other Restricted Person.

“Eligible Accounts” means all Accounts of Borrower except the following:

(a) any Account which arises out of a sale to an Account Debtor which is an Affiliate of Borrower.

(b) any Account which has not yet been invoiced or any Account the goods giving rise to which have not been delivered or the services giving rise to which have not been performed, or which otherwise does not represent a completed sale or performance.

(c) any Account balances due or unpaid more than 120 days after its original invoice date or which has an original due date which is more than 120 days after its original invoice date.

(d) any Account owed by an Account Debtor which has asserted any defense or contested any liability with respect to such Account, or any Account which otherwise is or may become subject to any right of set off by the Account Debtor thereof provided that to the extent the Account exceeds the amount of the right of set off, the positive balance shall be included as an Eligible Account.

(e) any Account owed by an Account Debtor more than 50% (in dollar amount) of whose Accounts are not Eligible Accounts on account of clause (c) above.

(f) any Account owed by an Account Debtor which has commenced a voluntary case under the bankruptcy or insolvency laws of any jurisdiction, or made an assignment for the benefit of creditors, or against which a decree or order for relief has been entered by a court in an involuntary case under any bankruptcy or insolvency laws of any jurisdiction, or against which any other petition or other application for relief under any bankruptcy or insolvency laws of any jurisdiction has been filed, or which has suspended business or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs of which Borrower has knowledge.

(g) any Account which arises out of a sale made or services performed outside of the United States or which is owed by an Account Debtor located outside the United States unless (i) supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance and issuer or a domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender or (ii) is insured by foreign export credit insurance from a reputable, third party insurance company reasonably satisfactory to Lender.

(h) any Account the sale for which is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or otherwise contingent on or subject to the fulfillment of any condition.

(i) any Account the Account Debtor of which is the United States or any department, agency or instrumentality thereof unless Borrower duly assigns its rights to payment of such Account to Lender pursuant to the Assignment of Claims Act of 1940, as amended.

(j) any Account to the extent but only to the extent that, but for this clause (j), the Eligible Accounts owed by any Account Debtor and its Affiliates would exceed 25% of the outstanding aggregate principal balance of all Eligible Accounts, in which event the principal balance of the Accounts of such Account Debtor and its Affiliates in excess of 25% shall be not be Eligible Accounts unless approved by Lender in its sole discretion.

(k) any Account owed by an Account Debtor which is also an employee or sales agent or independent contractor directly related to Borrower or any of its Affiliates.

(l) any Account subject to a Lien other than a Permitted Lien.

(m) any Account to the extent not valid, binding and enforceable against the Account Debtor thereof in accordance with its terms.

(n) any Account to the extent not subject to an enforceable and duly perfected first priority Lien (subject to the Permitted Liens) in favor of Lender.

“Environmental Laws” means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statutes or statute, together with all rules and regulations promulgated with respect thereto.

“ERISA Affiliate” means each Restricted Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with such Restricted Person, are treated as a single employer under Section 414 of the Internal Revenue Code.

“ERISA Plan” means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

“Event of Default” has the meaning given to such term in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or in which its Lending Office is located and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Borrower is located.

“Facility Usage” means, at the time in question, the aggregate principal amount of outstanding Loans and existing LC Obligations at such time.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Lender on such day on such transactions as determined by Lender.

“Fiscal Quarter” means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

“Fiscal Year” means a twelve-month period ending on December 31 of any year.

“GAAP” means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Restricted Persons and their Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to any Restricted Person or with respect to any Restricted Person and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to Lender. Notwithstanding the foregoing, for periods as of or prior to December 31, 2007, Borrower’s annual financial statements were prepared on a combined basis.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means any Person who has guaranteed some or all of the Obligations pursuant to a guaranty listed on the Security Schedule or any other Person who has guaranteed some or all of the Obligations and who has been accepted by Lender as a Guarantor or any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Lender pursuant to Section 6.15.

“Hazardous Materials” means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Highest Lawful Rate” means the maximum nonusurious rate of interest that Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to Lender at a rate in excess of the Highest Lawful Rate applicable to Lender.

“Indebtedness” of any Person means Liabilities in any of the following categories (without duplication):

(o) Liabilities for borrowed money;

(p) Liabilities constituting an obligation to pay the deferred purchase price of property or services;

(q) Liabilities evidenced by a bond, debenture, note or similar instrument;

(r) Liabilities which (i) would under GAAP be shown on such Person’s balance sheet as a liability, and (ii) are payable more than one (1) year from the date of creation or incurrence thereof (other than reserves for taxes and reserves for contingent obligations);

(s) Liabilities constituting principal under Capital Leases Obligations;

(t) Liabilities arising under conditional sales or other title retention agreements relating to property purchased by such Person;

(u) Liabilities owing under direct or indirect guaranties of Indebtedness of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Indebtedness of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Indebtedness, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection;

(v) Liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property of such Person, if such Liabilities arise out of or in connection with the sale or issuance of the same or similar securities or property;

(w) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor;

(x) Liabilities with respect to banker’s acceptances;

(y) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; or

(z) Liabilities arising under the Hedging Obligations.

provided, however, that the “Indebtedness” of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing due date therefor.

“Indenture” means that certain Indenture dated as of February 12, 2008 among Parent, Capital, Borrower and Indenture Trustee.

“Indenture Trustee” means Wells Fargo Bank, National Association.

“Independent Director” means a member of the Board of Directors of any New Parent or the Parent, whichever is then the ultimate parent company, who qualifies as “independent” within the meaning of the listing requirements of either the New York Stock Exchange or Nasdaq Stock Market.

“Initial Financial Statements” means the audited annual combined financial statements of Borrower dated as of and for the period ending on December 31, 2007.

“Intercreditor Agreement” means that certain Intercreditor and Subordination Agreement dated as of the date hereof between Lender and Indenture Trustee, as collateral agent for the holders of the Senior Secured Notes.

“Interest Payment Date” means (a) with respect to each Base Rate Loan, the last day of each calendar quarter, and (b) with respect to each Libor Loan, the last day of the Interest Period that is applicable thereto; provided that the last day of each calendar month shall also be an Interest Payment Date for each such Loan so long as any Event of Default exists under Section 9.1(a) or (b).

“Interest Period” means, with respect to each Libor Loan, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable to such Libor Loan, beginning on and including the date specified in such Borrowing Notice or Continuation/ Conversion Notice (which must be a Business Day), and ending three (3) months thereafter, as Borrower may elect in such notice; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, any Interest Period which would otherwise end after the last day of the Commitment Period shall end on the last day of the Commitment Period (or, if the last day of the Commitment Period is not a Business Day, on the next preceding Business Day).

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended from time to time and any successor statute or statutes, together with all rules and regulations promulgated with respect thereto.

“Investment” means any investment, made directly or indirectly, in any Person, whether by purchase, acquisition of Equity Interests of another Person, Indebtedness or other obligations or by loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property, or by any other means.

“Law” means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof. Any reference to a Law includes any amendment or modification to such Law, and all regulations, rulings, and other Laws promulgated under such Law.

“LC Application” means any application for a Letter of Credit hereafter made by Borrower to Lender.

“LC Collateral” has the meaning given to such term in Section 2.13(a).

“LC Conditions” has the meaning given to such term in Section 2.8.

“LC Documents” means the Continuing Agreement For Letters of Credit, Application for Standby Letters of Credit and any other agreements, certificates, documents, instruments and writings at any time delivered or executed in connection with a Letter of Credit.

“LC Obligations” means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which Lender might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

“LC Sublimit” means $3,000,000.

“Lender” means Citibank, N.A., a national association and the successor of Lender as holder of the Note.

“Lender Schedule” means Schedule 4 hereto.

“Lending Office” means the office or offices of Lender described as such in Schedule 4 or such other office as Lender may from time to time specify to Borrower.

“Letter of Credit” means any letter of credit issued by Lender hereunder at the application of Borrower.

“Letter of Credit Termination Date” means the date which is seven (7) days prior to the Maturity Date or if such day is not a Business Day, the next preceding Business Day.

“Liabilities” means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

“Libor Loan” means a Loan that bears interest at the Adjusted Libor Rate.

“Libor Rate” means, for any Libor Loan within a Borrowing and with respect to the related Interest Period therefor, (a) the interest rate per annum (carried out to the fifth decimal place) equal to the rate determined by Lender to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being Telerate Successor Page 3750) for deposits in U.S. dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Lender to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Lender as the rate of interest at which deposits in U.S. dollars (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Libor Loan and with a term equivalent to such Interest Period would be offered by its London branch to major banks in the offshore U.S. dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

“Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. “Lien” also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

“Loan Documents” means this Agreement, the Note, the Security Documents, the Letters of Credit, the LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

“Loans” has the meaning given to such term in Section 2.1.

“Material Adverse Change” means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) the Consolidated financial condition of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries (b) the Consolidated business, assets, operations, properties or prospects, considered as a whole of Parent or any New Parent, whichever is then the ultimate parent company, (c) Borrowers’ and the Guarantors’ ability, taken as a whole, to timely pay the Obligations, or (d) the enforceability of the material terms of any material Loan Documents against the Restricted Persons.

“Matured LC Obligations” means all amounts paid by Lender on drafts or demands for payment drawn or made under or purported to be made under any Letter of Credit and all other amounts due and owing to Lender under any LC Application for any Letter of Credit, to the extent the same have not been repaid to Lender (with the proceeds of Loans or otherwise).

“Maturity Date” means 12:00 o’clock Noon, Houston, Texas time on April 10, 2012, or such earlier date and time on which the Commitment terminates as provided in this Agreement.

“Maximum Credit Amount” means the amount of $20,000,000.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“New Parent” means any one or more new parent companies formed by the owners of the Equity Interests of the Parent which holds directly or indirectly 100% the Equity Interests of the Parent.

“Note” has the meaning given to such term in Section 2.1.

“Obligations” means all Liabilities from time to time owing by any Restricted Person to Lender under or pursuant to any of the Loan Documents, including all LC Obligations. “Obligation” means any part of the Obligations.

“Operating Lease” means any lease (other than a lease constituting a Capital Lease Obligation) of real or personal property.

“Other Taxes” has the meaning assigned to such term in Section 3.7(b).

“Parent” means Forbes Energy Services LLC, a Delaware limited liability company.

“Participant” has the meaning assigned to such term in Section 10.5(b).

“Permitted Affiliate Lease” means a lease for any premises or buildings occupied by a Restricted Person on the issue date of the final offering circular dated February 7, 2008 relating to the Senior Secured Notes (the “Final Offering Circular”) that has been entered into with an Affiliate of such a Restricted Person, the terms of which are fully and accurately summarized in all material respects under the caption “Transactions with Related Persons” in the Final Offering Circular, and any amendment, extension or other modification thereto; provided that any such amendment, extension or modification (a) is on terms that are no less favorable to such Restricted Person than those that would have been obtained in a comparable transaction by the Restricted Person with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Restricted Person, and reflect an arms’-length negotiation as determined by Independent Directors of such Restricted Person or Parent or New Parent, whichever is then the ultimate parent company and (b) is not, in the good faith determination of such Independent Directors materially worse for the Restricted Person.

“Permitted Affiliate Store Transactions” means purchases from or returns to the oil field supply store owned by Alice Environmental Services, LP by any Restricted Person, as such transactions are described under “Transactions with Related Persons” in the Final Offering Circular, in each case on terms that are no less favorable to any such Restricted Person than those that would have been obtained in a comparable transaction by any such Restricted Person or, if there is no such comparable transaction, on terms that are fair and reasonable to any such Restricted Person and reflect an arms’-length negotiation as determined by the Independent Directors of such Restricted Person or its Parent or any New Parent, whichever is then the ultimate parent company.

“Permitted Business” means any business that is the same as or similar, reasonably related, complimentary or incidental to the business in which the Restricted Persons are engaged on the Closing Date.

“Permitted Holder” means (a) John E. Crisp, Charles C. Forbes and Janet L. Forbes and (b) any Affiliate or family member of a Person set forth in clause (a) of this definition.

“Permitted Investments” means:

(aa) Cash Equivalents;

(bb) property used in the ordinary course of business of the Restricted Persons;

(cc) current assets arising from the sale or lease of goods and services in the ordinary course of business by the Restricted Persons or from sales permitted under Section 7.5;

(dd) Investments by Borrower in any wholly owned Subsidiary which is a Guarantor;

(ee) the acquisition and holding of Accounts owing to any Restricted Person if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

(ff) the endorsement of negotiable instruments held for collection in the ordinary course of business;

(gg) making lease, utility and other similar deposits in the ordinary course of business;

(hh) Investments by Parent or any New Parent in the Equity Interests of its Subsidiaries;

(ii) additional Investments by the Restricted Persons in the Equity Interests of Subsidiaries acquired or created after the date hereof;

(jj) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent Accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(kk) loans and advances made by any Restricted Person in the ordinary course of business to its directors, officers and employees for expenses (including moving expenses related to transfer) incidental to carrying on the business of the Restricted Persons or advances not to exceed $500,000 at any one time outstanding;

(ll) loans made by Restricted Persons to directors, officers and employees the proceeds of which are used by such directors, officers and employees to purchase Equity Interests of any Restricted Person (and extensions, renewals, modifications or replacements of the foregoing to the extent the principal amount thereof is not increased), provided that the aggregate amount of loans made pursuant to this clause (l) shall be approved by Lender in its sole discretion;

(mm) the Investments existing on the date hereof specified in Section 7.8 of the Disclosure Schedule;

(nn) advances and extensions of trade credit in the ordinary course of business;

(oo) other Investments in an aggregate amount not to exceed Five Million Dollars ($5,000,000);

(pp) guarantees constituting, or guarantees of, Indebtedness permitted by this Agreement, including guarantees of Senior Secured Notes;

(qq) any investment resulting from the acquisition of assets or Equity Interests solely in exchange for the issuance of Equity Interests of Parent or any New Parent, whichever is then the ultimate parent company;

(rr) Investments resulting from the receipt of non-cash consideration from a sale of assets not precluded under the Loan Documents; and

(ss) Investments represented by Hedging Obligations.

“Permitted Liens” means:

(tt) statutory Liens for taxes, assessments or other governmental charges or levies which are not yet delinquent or which are being contested in good faith by appropriate action and for which adequate accruals have been maintained in accordance with GAAP;

(uu) landlords’, operators’, carriers’, warehousemen’s, repairmen’s, mechanics’, materialmen’s, or other like Liens which do not secure Indebtedness, in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate accruals have been maintained in accordance with GAAP;

(vv) minor defects and irregularities in title to any property, so long as such defects and irregularities neither secure Indebtedness nor materially impair the value of such property or the use of such property for the purposes for which such property is held;

(ww) deposits of cash or securities to secure the performance of bids, trade contracts (other than Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(xx) Liens under the Security Documents;

(yy) Liens securing the Senior Secured Notes and obligations under related documentation, which Liens have been relegated to a second priority position pursuant to the Intercreditor Agreement or as to which Lender elects not to take a security interest;

(zz) with respect only to property subject to any particular Security Document, Liens burdening such property which are expressly allowed by such Security Document;

(aaa) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired no action to enforce such Lien has been commenced; and such Liens are covered by a bond or insurance reasonably acceptable to Lender;

(bbb) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution;

(ccc) conventional provisions contained in any contracts or agreements affecting properties under which Borrower or any of its Subsidiaries is required immediately before the expiration, termination or abandonment of a particular property to reassign to such Person’s predecessor in title all or a portion of such Person’s rights, titles and interests in and to all or portion of such property;

(ddd) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislations;

(eee) Liens under joint operating agreements, pooling or unitization agreements or similar contractual arrangements arising in the ordinary course of the business of Borrower or its Subsidiaries to secure amounts owing under such agreements and contracts, which amounts are not more than 90 days past due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor;

(fff) (i) Liens on fixed or capital assets acquired, constructed or improved by Borrower; provided, that (A) such Liens secure Indebtedness permitted under Section 7.1(f), (B) such Liens and the Indebtedness secured thereby are incurred substantially simultaneously with the acquisition, construction or improvement of such fixed or capital assets or within 180 days thereafter, (C) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (D) the amount of Indebtedness secured thereby is not more than 100% of the purchase price, and (ii) Liens in the nature of precautionary financing statements filed against leased property by lessors holding Capital Lease Obligations included in Indebtedness permitted under Section 7.1;

(ggg) Liens in favor of the Parent or any New Parent, whichever is then the ultimate parent company, or their Subsidiaries;

(hhh) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Parent or any New Parent, whichever is then the ultimate parent company, or their Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Parent or any New Parent, whichever is then the ultimate parent company, or their Subsidiaries;

(iii) Liens on property (including Equity Interests) existing at the time of acquisition of the property by the Parent or any New Parent, whichever is then the ultimate parent company, or their Subsidiaries; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(jjj) Liens to secure Indebtedness, the incurrence of which is represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Parent or any New Parent, whichever is then the ultimate parent company, or their Subsidiaries in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (q), not to exceed $10,000,000 million at any time outstanding, covering only the assets constructed or acquired with or financed by such Indebtedness;

(kkk) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(lll) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(mmm) Liens upon specific items of inventory or other goods and proceeds of the Parent or any New Parent, whichever is then the ultimate parent company, or their Subsidiaries to secure obligations in respect of bankers’ acceptances issued or created for the account of any such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(nnn) Liens securing Hedging Obligations;

(ooo) Liens arising from precautionary UCC financing statements in connection with operating leases or consignment of goods; and

(ppp) Liens incurred in the ordinary course of business of the Parent or any New Parent, whichever is then the ultimate parent company, or their Subsidiaries with respect to obligations that do not exceed $10,000,000 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any New Parent, whichever is then the ultimate parent company, or their Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Parent or any New Parent, whichever is then the ultimate parent company, or its Subsidiaries (other than intercompany Indebtedness), as the case may be; provided that:

(qqq) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(rrr) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(sss) if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Senior Secured Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Secured Notes on terms at least as favorable, taken as a whole, to the holders of Senior Secured Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(ttt) such Indebtedness is incurred either by Parent or any New Parent, whichever is then the ultimate parent company, or its Subsidiary which is the obligor on the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Tax Distributions” means:

(uuu) with respect to each tax year or portion thereof that the Parent or any New Parent, whichever is then the ultimate parent company, qualifies (or any predecessor in interest qualified) to be treated as a partnership not taxable as a corporation, a grantor trust, a disregarded entity, an “S” corporation or a qualified subchapter “S” subsidiary for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law (a “Flow Through Entity”), the distribution by the Parent or any New Parent to the holders of its Equity Interests of an amount equal to the product of (x) the amount of aggregate net taxable income of the Parent or any New Parent allocated to the holders of its Equity Interests for such period and (y) the Presumed Tax Rate for such period; provided that to the extent that the aggregate net taxable income of the Parent or any New Parent for a taxable year actually reported to the holders of the Equity Interests is less than the aggregate net taxable income assumed in calculating such amounts for a taxable year, the holders of such Equity Interests can return an amount equal to the product of such shortfall and the Presumed Tax Rate used in such calculations, or an amount equal to such product shall be deducted from the next scheduled Permitted Tax Distributions payable to such holders for later years; and

(vvv) if the Parent or any New Parent is not a Flow Through Entity, the payment of the combined federal, state and local income taxes that would be paid by such entity if it were a separate Delaware corporation filing separate federal, state and local income tax returns with respect to its taxable income for such period (or, to the extent applicable because there are corporate subsidiaries, if it were the common parent of an affiliated group filing consolidated or combined returns with respect to the taxable income of such entity, the Parent or any New Parent, whichever is then the ultimate parent company, and their consolidated corporate subsidiaries for such period).

For purposes of such computation, it will be assumed that any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that arise in any period will be available to offset taxable income payable in later years (regardless of any change in status as a Flow Through Entity). Notwithstanding anything to the contrary, for purposes of clause (b) above, the applicable taxable income or taxes shall not include taxable income or taxes resulting from any change in the status from a Flow Through Entity to an entity taxable as a corporation.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Presumed Tax Rate” means 39.6% or, if there is a change in applicable federal, state or local tax rates, such other rate as the chief financial officer of the Parent or any New Parent,

whichever is then the ultimate parent company, certifies in writing to the Lender to be a reasonable approximation of the highest, net marginal federal, state and local income taxation rates payable by the holders of Equity Interests of the Parent or any New Parent, as applicable, or with respect to the aggregate net taxable income.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

“Reserve Requirement” means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Libor Rate is to be determined, or (b) any category of extensions of credit or other assets which include Libor Loans.

“Responsible Officer” means, with respect to Borrower, the Chief Executive Officer, President or Chief Financial Officer of Borrower, and with respect to any other Restricted Person, if such Restricted Person is a limited liability company, a Manager of such Restricted Person, and if such Restricted Person is a corporation, the President or Chief Financial Officer of such Restricted Person.

“Restricted Person” means any of Borrower, each Subsidiary of Parent or New Parent, if applicable, and each Guarantor.

“S & P” means Standard & Poor’s Ratings Services (a division of The McGraw Hill Companies), or its successor.

“SEC” means the U.S. Securities and Exchange Commission or any successor commission or agency.

“Secured Obligations” means all Obligations.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Security Documents” means all security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person’s other duties and obligations under the Loan Documents.

“Security Schedule” means Schedule 2 hereto.

“Senior Secured Notes” means the 11% Senior Secured Notes initially issued pursuant to that Indenture and any exchange notes issued pursuant thereto.

“Senior Secured Notes Offering” means the private placement of $205,000,000 of the Senior Secured Notes (or such other amount as Borrower, Lender and an initial purchaser of the Senior Secured Notes may agree).

“Subordinated Indebtedness” means any secured or unsecured Indebtedness of Parent or Borrower which expressly contains in the instruments evidencing such Indebtedness or in the indenture or other similar instrument under which it is issued (which indenture or other similar instrument shall be binding on all holders of such Indebtedness) subordination provisions (in form and substance satisfactory to Lender in its sole discretion) substantially to the effect that the holder agrees that the Indebtedness evidenced by such instrument, and any renewals or extensions thereof, shall at all times and in all respects be subordinate and junior in right of payment to the Obligations.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) owned more than fifty percent (50%) by such Person or which shares of interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned by such Person.

“Taxes” has the meaning given to such term in Section 3.7(a).

“Termination Event” means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Section 4043(c)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) or 4043(b)(4) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041(c) of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

“Threshold Amount” means $500,000.

“Tribunal” means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

“Type” means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Libor Loans.

“UCC” means the Uniform Commercial Code in effect in the State of New York from time to time.

“Voting Stock” of any specified Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the directors, managers or trustees, as applicable of such Person or that is convertible into such voting Equity Interests.

“Weighted Average Life to Maturity “ means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(www) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(xxx) the then outstanding principal amount of such Indebtedness.

Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

Section 1.3. Terms Generally; References and Titles. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, and (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word “or” is not exclusive. Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer. References to “days” shall mean calendar days, unless the term “Business Day” is used. Unless otherwise specified, references herein to any particular Person also refer to its successors and permitted assigns.

Section 1.4. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Libor Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by Lender of amounts to be paid under ARTICLE III or any matters which are to be determined hereunder by Lender (such as any Libor Rate, Adjusted Libor Rate, Business Day or Interest Period) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Lender otherwise consents all financial statements and reports furnished to Lender hereunder for periods ending after the date hereof shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP with respect to Parent or any New Parent, whichever is then the ultimate parent company, and its Subsidiaries on a Consolidated basis.

Section 1.5. Joint Preparation; Construction of Indemnities and Releases. This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document. All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification or being released.

ARTICLE II - The Loans and Letters of Credit

Section 2.1. Commitments to Lend; Note. Subject to the terms and conditions hereof, Lender agrees to make loans to Borrower (herein called “Loans”) upon Borrower’s request from time to time during the Commitment Period, provided that (i) subject to Section 3.3, Section 3.4, and Section 3.6, Loans of the same Type and as part of the same Borrowing, and (ii) after giving effect to such Loans, the Facility Usage does not exceed either the Borrowing Base then in effect or the Maximum Credit Amount taking into account all payments and reductions required by Section 2.7. The obligation of Borrower to repay to Lender the aggregate amount of all Loans made by Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called “Note”) made by Borrower payable to the order of Lender in the form of Exhibit A with appropriate insertions. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. If at any time the outstanding Loans exceeds either the Facility Usage or the Maximum Credit Amount as shown on any Borrowing Base Certificate or as indicated by Lender’s own records, Borrower shall, on the date of the delivery of such Borrowing Base Certificate to Lender or on the date of notice from Lender as to Lender’s records, prepay on the Note such amount as may be necessary to eliminate such excess, plus all accrued but unpaid interest thereon. The amount of principal owing on the Note at any given time shall be the aggregate principal amount of all Loans theretofore made by Lender minus all payments of principal theretofore received by Lender on the Note. Interest on the Note shall accrue and be due and payable as provided herein. The Note shall be due and payable as provided herein, and shall be due and payable in full on the Maturity Date. The sums advanced under the Note shall be used for general corporate purposes, working capital and issuance of Letters of Credit.

Section 2.2. Requests for New Loans. Borrower must give to Lender written notice of any requested Borrowing of new Loans to be advanced by Lender. Each such notice constitutes a “Borrowing Notice” hereunder and must:

(a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or (ii) the aggregate amount of any such Borrowing of new Libor Loans, the date on which such Libor Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

(b) be received by Lender not later than 12:00 o’clock Noon, Houston, Texas time, on (i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such Libor Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the “Borrowing Notice” attached hereto as Exhibit B, duly completed.

Section 2.3. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Loans already outstanding: to convert Base Rate Loans to Libor Loans, to convert Libor Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to continue Libor Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that Borrower may have no more than five (5) Borrowings of Libor Loans outstanding at any time. To make any such election, Borrower must give to Lender written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a “Continuation/Conversion Notice” hereunder and must:

(a) specify the existing Loans which are to be Continued or Converted;

(b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such Continuation or Conversion is to occur, or (ii) the aggregate amount of any Borrowing of Libor Loans into which such existing Loans are to be continued or converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Libor Loans), and the length of the applicable Interest Period; and

(c) be received by Lender not later than 12 o’clock Noon, Houston, Texas time, on (i) the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to Libor Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the “Continuation/Conversion Notice” attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Libor Loans or continue existing Loans as Libor Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing Libor Loans at least three days prior to the end of the Interest Period applicable thereto, such Libor Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

Section 2.4. Use of Proceeds. Borrower shall use all Loans in accordance with the uses specified in Section 2.1, to refinance Matured LC Obligations, and provide working capital for its operations and for other general business purposes. Borrower shall use all Letters of Credit, including uses on behalf of other Restricted Persons, for its general corporate purposes. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower’s important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

Section 2.5. Interest Rates and Fees; Payment Dates; Retroactive Adjustments of Applicable Interest Rates.

(a) Interest Rates. Subject to subsection (b) below, (i) each Base Rate Loan shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day, and (ii) each Libor Loan shall bear interest on each day during the related Interest Period at the related Adjusted Libor Rate in effect on such day.

(b) Default Rate. If an Event of Default shall have occurred and be continuing under Section 9.1(a), Section 9.1(b), Section 9.1(j)(i), Section 9.1(j)(iii) or Section 9.1(j)(iv), all outstanding Loans shall bear interest at the applicable Default Rate. In addition, if an Event of Default shall have occurred and be continuing (other than under Section 9.1(a), Section 9.1(b),

Section 9.1(j)(i), Section 9.1(j)(iii) or Section 9.1(j)(iv)), Lender may, by notice to Borrower, elect to have the outstanding Loans bear interest at the applicable Default Rate, whereupon such Loans shall bear interest at the applicable Default Rate until the earlier of (i) the first date thereafter upon which there shall be no Event of Default continuing and (ii) the date upon which Lender shall have rescinded such notice.

(c) Commitment Fees. In consideration of Lender’s commitment to make Loans, Borrower will pay to Lender a commitment fee determined on a daily basis by applying the Commitment Fee Rate to the unused portion of the Maximum Credit Amount on each day during the Commitment Period, determined for each such day by deducting from the amount of the Maximum Credit Amount at the end of such day the Facility Usage. This commitment fee shall be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the Commitment Period.

(d) Payment Dates. On each Interest Payment Date relating to Base Rate Loans, Borrower shall pay to Lender all unpaid interest which has accrued on the Base Rate Loans to but not including such Interest Payment Date. On each Interest Payment Date relating to a Libor Loan, Borrower shall pay to Lender all unpaid interest which has accrued on such Libor Loan to but not including such Interest Payment Date.

(e) Retroactive Adjustments of Applicable Interest Rates. If, as a result of any restatement of or other adjustment to the financial statements of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries or for any other reason, Borrower or Lender determines that (i) the Leverage Ratio as calculated by Parent or any New Parent, whichever is then the ultimate parent company, as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, Borrower shall immediately and retroactively be obligated to pay to Lender promptly on demand by Lender (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, automatically and without further action by Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This subsection shall not limit the rights of Lender under this Section 2.5 or Section 2.10(a) or under ARTICLE IX. Borrower’s obligations under this subsection shall survive the termination of this Agreement and the other Loan Documents and the repayment of all other Obligations hereunder.

Section 2.6. Optional Prepayments. Borrower may, (a) upon one Business Days’ notice to Lender with respect to any Base Rate Loan and (b) upon three (3) Business Days’ notice to Lender with respect to any Libor Loan, from time to time and without premium or penalty pay amounts outstanding under the Loans, in whole or in part, provided (i) that the aggregate amounts of all partial payments of principal on the Loans equals $250,000 or any higher integral multiple of $250,000, and (ii) that if Borrower pays any Libor Loan on any day other than the last day of the Interest Period applicable thereto, it shall pay to Lender any amounts due under Section 3.5. Each payment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so paid. Any principal or interest paid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such payment.

Section 2.7. Repayment of Loans.

(a) Borrower shall repay the unpaid principal amount of all Loans on the Maturity Date.

(b) If at any time the Facility Usage exceeds the Maximum Credit Amount (whether due to a reduction in the Maximum Credit Amount in accordance with this Agreement, or otherwise), Borrower shall immediately upon demand pay the principal of the Loans (and after all Loans are repaid in full, provide LC Collateral in accordance with Section 2.13(a)) in an amount at least equal to such excess.

(c) If at any time the Facility Usage is less than the Maximum Credit Amount but in excess of the Borrowing Base (such excess being herein called a “Borrowing Base Deficiency”), Borrower shall, within five (5) Business Days after Lender gives notice of such fact to Borrower, give notice to Lender electing to pay the principal of the Loans (and, if the Facility Usage exceeds the Borrowing Base after all Loans are repaid in full, provide LC Collateral in accordance with Section 2.13(a)) in an aggregate amount sufficient to eliminate such Borrowing Base Deficiency (or, if the Facility Usage exceeds the Borrowing Base after the Loans have been paid in full, pay to Lender LC Collateral as required under Section 2.13(a)), such payment to be made in full on or before the thirtieth day after such notice by Lender to Borrower of such Borrowing Base Deficiency. Each payment of principal under this subsection shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this subsection shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such payment.

Section 2.8. Letters of Credit. Subject to the terms and conditions hereof, Borrower may at any time during the Commitment Period request Lender to issue, increase the amount of or otherwise amend or extend, one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

(a) the Facility Usage does not exceed the Borrowing Base at such time;

(b) the aggregate amount of LC Obligations at such time does not exceed the LC Sublimit;

(c) the expiration date of such Letter of Credit (as extended, if applicable) is prior to the Letter of Credit Termination Date;

(d) such Letter of Credit is to be used for general business purposes of a Restricted Person;

(e) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person other than Indebtedness of any Restricted Person;

(f) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject Lender to any cost which is not reimbursable under ARTICLE III;

(g) the form and terms of such Letter of Credit are acceptable to Lender in the reasonable exercise of its discretion; and

(h) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

Lender will honor any such request if the foregoing conditions (a) through (h) (the “LC Conditions”) have been met as of the date of issuance of such Letter of Credit. Lender may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which Lender in its sole discretion deems relevant.

Section 2.9. Requesting Letters of Credit. Borrower must make written application for any Letter of Credit or amendment or extension of any Letter of Credit at least five (5) Business Days (or such shorter period as Lender may in its discretion from time to time agree) before the date on which Borrower desires for Lender to issue such Letter of Credit. By making any such written application (unless otherwise expressly stated therein) Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.8 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form customarily used by Lender, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by Lender and Borrower). After the LC Conditions for a Letter of Credit have been met as described in Section 2.8 (or if Lender otherwise desires to issue such Letter of Credit earlier), Lender will issue such Letter of Credit at Lender’s office in Houston, Texas. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control. Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify Lender.

Section 2.10. Reimbursement and Participations.

(a) Reimbursement by Borrower. Each Matured LC Obligation shall constitute a loan by Lender to Borrower. Borrower promises to pay to Lender, or to Lender’s order, on demand, the full amount of each Matured LC Obligation, together with interest thereon (i) at the rate applicable to Base Rate Loans to and including the first Business Day after such demand is made by Lender and (ii) at the Default Rate applicable to Base Rate Loans on each day thereafter. The obligation of Borrower to reimburse Lender for each Matured LC Obligation shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (including any LC Application) under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit or any other agreement or instrument relating thereto; (ii) the existence of any claim, counterclaim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. Without limiting the generality of the foregoing, it is expressly agreed that the absolute and unconditional nature of Borrower’s obligations under this section to reimburse Lender for each drawing under a Letter of Credit will not be excused by the gross negligence or willful misconduct of Lender. However, the foregoing shall not be construed to excuse Lender from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable Law) suffered by Borrower that are caused by Lender’s gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(b) Letter of Credit Advances. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by Lender, request Lender to make Loans to Borrower in the amount of such draft or demand, which Loans shall be made concurrently with Lender’s payment of such draft or demand and shall be immediately used by Lender to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of the first sentence of Section 2.1(a), the amount of such Loans shall be considered, but the amount of the Matured LC Obligation to be concurrently paid by such Loans shall not be considered.

(c) Calculations. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by Lender to Borrower from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

Section 2.11. Letter of Credit Fees. In consideration of Lender’s issuance of any Letter of Credit, Borrower agrees to pay to Lender a letter of credit issuance fee at a rate equal to Lender’s letter of credit fee rate then in effect (which shall be increased by one percent (1%) per annum during any period in which interest on the Loans accrues at the Default Rate). Such fee shall be paid to Lender the last day of each quarter.

Section 2.12. No Duty to Inquire.

(a) Drafts and Demands. Lender is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. Lender is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by Lender to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower releases Lender from, and agrees to hold Lender harmless and indemnified against, any liability or claim in connection with or arising out of the subject matter of this section, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by Lender, provided only that Lender shall not be released from or entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by or results from its own individual gross negligence or willful misconduct, as determined in a final judgment.

(b) Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Restricted Person, or if the amount of any Letter of Credit is increased at the request of any Restricted Person, this Agreement shall be binding upon all Restricted Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by Lender or Lender’s correspondents in accordance with such extension, increase or other modification.

(c) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, Lender shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall Lender be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by Lender to any purported transferee or transferees as determined by Lender is hereby authorized and approved, and Borrower releases Lender from, and agrees to hold Lender harmless and indemnified against, any liability or claim in connection with or arising out of the foregoing, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by Lender, provided only that Lender shall not be released from or entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by or results from its own individual gross negligence or willful misconduct, as determined in a final judgment.

Section 2.13. LC Collateral.

(a) LC Obligations in Excess of Borrowing Base. If, after the making of all mandatory prepayments required under Section 2.7, the outstanding LC Obligations will exceed the Borrowing Base, then in addition to prepayment of the entire principal balance of the Loans required under Section 2.7. Borrower will immediately pay to Lender an amount equal to such excess. Lender will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called “LC Collateral”) and the other Obligations, and such collateral may be applied from time to time to any Matured LC Obligations or other Obligations which are due and payable. Neither this subsection nor the following subsection shall, however, limit or impair any rights which Lender may have under any other document or agreement relating to any Letter of Credit, LC Collateral or LC Obligation, including any LC Application, or any rights which Lender may have to otherwise apply any payments by Borrower and any LC Collateral under Section 3.1.

(b) Acceleration of LC Obligations. If the Obligations or any part thereof become immediately due and payable pursuant to Section 9.1 then, unless Lender otherwise specifically elects to the contrary (which election may thereafter be retracted by Lender at any time), all LC

Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to Lender immediately an amount equal to the aggregate LC Obligations which are then outstanding, which amount shall be held by Lender as LC Collateral securing the remaining LC Obligations and the other Obligations, and such LC Collateral may be applied from time to time to any Matured LC Obligations or any other Obligations which are due and payable.

(c) Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by Lender in such Investments described in clause (d) of the definition of Cash Equivalents as Lender may choose in its sole discretion. All interest on (and other proceeds of) such Cash equivalents (other than Investments) shall be reinvested or applied to Matured LC Obligations or other Obligations which are due and payable. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower’s reimbursement obligations in connection therewith have been satisfied in full, Lender shall release any remaining LC Collateral. Borrower hereby assigns and grants to Lender a continuing security interest in all LC Collateral paid by it to Lender, all Investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, the Note, and the other Loan Documents, and Borrower agrees that such LC Collateral, Investments and proceeds shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that Lender shall have all of the rights and remedies of a secured party under the UCC as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

(d) Payment of LC Collateral. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, Lender may without prior notice to Borrower or any other Restricted Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with Lender, or otherwise) using any available funds of Borrower or any other Restricted Person also liable to make such payments, and Lender will give notice thereof to Borrower or such other Restricted Person, as the case may be, promptly after such application or transfer; provided, however, the failure to give such notice shall not affect the validity of such application or transfer. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and Lender is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.

ARTICLE III - Payments to Lender

Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Lender, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by Lender not later than 12 o’clock Noon, Houston, Texas time, on the date such payment becomes due and payable. Any payment received by Lender after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place set forth for Lender on the Lender Schedule. When Lender collects or receives money on account of the Obligations, Lender shall distribute all money so collected or received, and Lender shall apply all such money so distributed, as follows (except as otherwise provided in Section 9.3):

(a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due to Lender under Section 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender shall otherwise agree);

(b) then for the prepayment of amounts owing under the Loan Documents (other than principal of the Loans) if so specified by Borrower;

(c) then for the prepayment of principal of the Loans, together with accrued and unpaid interest on the principal so prepaid; and

(d) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on the Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Section 2.6 and Section 2.7.

Section 3.2. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other Governmental Authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender, then, upon demand by Lender, Borrower will pay to Lender, from time to time as specified by Lender, such additional amount or amounts which Lender shall determine to be appropriate to compensate Lender or any corporation controlling Lender in light of such circumstances, to the extent that Lender reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of Lender’s Loans or commitments under this Agreement.

Section 3.3. Increased Cost of Libor Loans. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of Law):

(a) shall change the basis of taxation of payments to Lender of any principal, interest, or other amounts attributable to any Libor Loan or otherwise due under this Agreement in respect of any Libor Loan (other than taxes imposed on the overall net income of Lender or the Lending Office of Lender by any jurisdiction in which Lender or the Lending Office is located); or

(b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Libor Loan (excluding those for which Lender is fully compensated pursuant to adjustments made in the definition of Libor Rate) or against assets of, deposits with or for the account of, or credit extended by, Lender; or

(c) shall impose on Lender or the interbank eurocurrency deposit market any other condition affecting any Libor Loan, the result of which is to increase the cost to Lender of funding or maintaining any Libor Loan or to reduce the amount of any sum receivable by Lender in respect of any Libor Loan by an amount deemed by Lender to be material, then Lender shall promptly notify Borrower in writing of the happening of such event and of the amount required to compensate Lender for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Lender and (ii) Borrower may elect, by giving to Lender not less than three Business Days’ notice, to convert all (but not less than all) of any such Libor Loans into Base Rate Loans.

Section 3.4. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for Lender to fund or maintain Libor Loans, or shall materially restrict the authority of Lender to purchase or take offshore deposits of dollars (i.e., “eurodollars”), or (b) Lender determines that matching deposits appropriate to fund or maintain any Libor Loan are not available to it, or (c) Lender determines that the formula for calculating the Libor Rate does not fairly reflect the cost to Lender of making or maintaining loans based on such rate, then, upon notice by Lender to Borrower, Borrower’s right to elect Libor Loans from Lender shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Libor Loans of Lender which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, Base Rate Loans of Lender. Borrower agrees to indemnify Lender and hold it harmless against all reasonable costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

Section 3.5. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify Lender against, and reimburse Lender on demand for, any loss or expense incurred or sustained by Lender (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain Libor Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Libor Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any Conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Libor Loan into a Base Rate Loan or into a different Libor Loan on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

Section 3.6. Reimbursable Taxes. Borrower covenants and agrees that:

(a) Borrower will indemnify Lender against and reimburse Lender for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Libor Loans (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall gross or net income of Lender, franchise or margin tax or the Lending Office of Lender by any jurisdiction in which Lender or the Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called “Reimbursable Taxes” in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

(b) All payments on account of the principal of, and interest on, Lender’s Loans and Note, and all other amounts payable by Borrower to Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Lender an official receipt or other official document evidencing payment of such deduction or withholding.

(c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Libor Loan, Borrower may elect, by giving to Lender not less than three Business Days’ notice, to convert all (but not less than all) of any such Libor Loan into a Base Rate Loan, but such election shall not diminish Borrower’s obligation to pay all Reimbursable Taxes.

(d) Notwithstanding the foregoing provisions of this section, Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of Lender.

Section 3.7. Taxes.

(a) Any and all payments by Borrower to or for the account of Lender hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, taxes imposed on its gross or net income, and franchise or margin taxes imposed on it, by the jurisdiction under the Laws of which Lender is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this section) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.

(b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c) Borrower agrees to indemnify Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this section) paid by Lender (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

(d) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this section shall survive the termination of the Commitment Period and the payment in full of the Note.

Section 3.8. Time Limited. Notwithstanding anything to the contrary contained in Sections 3.2, 3.4 and 3.5, no Borrower shall be required to reimburse or pay any costs or expenses to Lender as required by such sections which have accrued more than 120 days prior to Lender’s giving notice to Borrowers that Lender has suffered or incurred such costs or expenses.

ARTICLE IV - Conditions Precedent to Lending

Section 4.1. Documents to be Delivered. Lender has no obligation to make its first Loan or to issue the first Letter of Credit, unless Lender shall have received all of the following, duly executed and delivered (as appropriate) and in form, substance and date satisfactory to Lender:

(a) This Agreement and any other documents that Lender is to execute in connection herewith.

(b) The Note.

(c) Each Security Document described in the Security Schedule.

(d) The Intercreditor Agreement.

(e) Certain certificates of Borrower including:

(i) A Certificate of a Responsible Officer of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower’s state of organization, and (3) a copy of any bylaws of Borrower;

(ii) A “Compliance Certificate” of a Responsible Officer of Borrower, of even date with such Loan or such Letter of Credit, in which such Responsible Officer certifies to the satisfaction of the conditions set out in subsections (a), (b), (c) and (e) of Section 4.2;

(iii) A “Perfection Certificate” in the form of Exhibit F; and

(iv) A Borrowing Base Certificate.

(f) Certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower’s good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

(g) Documents similar to those specified in subsections (e)(i) and (f) of this section with respect to each Guarantor and the execution by it of its guaranty of Borrower’s Obligations.

(h) A favorable opinion of Winstead PC, Parent’s, Borrowers’ and Guarantors’ counsel.

(i) The Initial Financial Statements.

(j) A certificate by a Responsible Officer of Borrower, certifying the Initial Financial Statements delivered pursuant to clause (i) above are correct and complete in all material respects as of the date hereof.

(k) Certificates or binders evidencing Restricted Persons’ insurance in effect on the date hereof.

(l) A certificate by a Responsible Officer of parent certifying that the Senior Secured Notes Offering has occurred.

(m) Payment of all commitment, facility, agency and other fees required to be paid to Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into.

(n) Borrower shall have delivered to Lender a certificate certifying that the documents attached thereto are true and correct copies of all material agreements then existing between a Restricted Person and another Restricted Person or between a Restricted Person and any Affiliate of any Restricted Person, including all waivers, supplements or amendments thereto, in each case, in the form existing on the Closing Date, and the terms thereof shall be reasonably satisfactory to Lender in form and substance.

(o) Borrower shall have paid all fees required to be paid on or before the Closing Date to Lender pursuant to any Loan Document or any commitment agreement heretofore entered into.

(p) All documents and instruments which Lender has then reasonably requested, in addition to those described in this Section 4.1. All such additional documents and instruments shall be reasonably satisfactory to Lender in form, substance and date.

Section 4.2. Additional Conditions Precedent. Lender has no obligation to make any Loan (including its first) or issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

(a) All representations and warranties made by any Restricted Person in any Loan Document shall be true and correct in all material respects on and as of the date of such Loan or the date of issuance of such Letter of Credit as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit, except to the extent that such representation or warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Lender, in which cases such representations and warranties shall have been true and correct in all material respects on and of such earlier date.

(b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

(c) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

(d) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject Lender to any penalty or other onerous condition under or pursuant to any such Law.

(e) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could reasonably be expected to cause a Material Adverse Change to, Borrower’s combined financial condition or businesses since the date of the Initial Financial Statements.

(f) Lender shall have received all documents and instruments which Lender has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Restricted Persons; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Lender in form, substance and date.

ARTICLE V - Representations and Warranties

To confirm Lender’s understanding concerning Restricted Persons and Restricted Persons’ businesses, properties and obligations and to induce Lender to enter into this Agreement and to extend credit hereunder, each of Parent and Borrower represent and warrant to Lender that:

Section 5.1. No Default. No Restricted Person is in default in the performance of any of its covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of organization or formation, having all requisite corporate or similar powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary except where the failure to so qualify would not reasonably be expected to cause a Material Adverse Change. If applicable, each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

Section 5.4. No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with, violate or result in a breach of any provision of (i) any Law, (ii) the organizational documents of any Restricted Person, or (iii) any material agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (b) result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated or permitted in the Loan Documents. Except (i) as expressly contemplated in the Loan Documents and (ii) such as have been obtained or made and are in full force and effect, no permit, consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required on the part of or in respect of a Restricted Person in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable against such Restricted Person in accordance with their respective terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar Laws of general application relating to the enforcement of creditors’ rights.

Section 5.6. Initial Financial Statements. Borrower has heretofore delivered to Lender copies of the Initial Financial Statements which are complete and correct in all material respects. The Initial Financial Statements fairly present Borrower’s combined financial position at the respective dates thereof and the combined results of operations and combined cash flows for the periods then ended. Since the date of the Initial Financial Statements no Material Adverse Change has occurred, except as reflected in Section 5.6 of the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

Section 5.7. Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrower or material with respect to Borrower’s Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule or otherwise permitted under Section 7.1. Except as shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could reasonably be expected to cause a Material Adverse Change.

Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby when taken together with all other disclosures made in or in connection with the Loan Documents contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein collectively not misleading as of the date made or deemed made. There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to Lender in writing which could cause a Material Adverse Change.

Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in Section 5.9 of the Disclosure Schedule: (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending before a Tribunal, or to the knowledge of any Restricted Person threatened, against any Restricted Person or affecting any

Collateral before any Tribunal which could cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person’s stockholders, partners, members, directors or officers or affecting any Collateral or any of its material assets or property which could cause a Material Adverse Change.

Section 5.10. Labor Disputes and Acts of God. Except as disclosed in Section 5.10 of the Disclosure Schedule, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in Section 5.11 of the Disclosure Schedule. Except as disclosed in the Initial Financial Statements or in Section 5.11 of the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan and, with respect to each ERISA Plan, all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any “multiemployer plan” as defined in Section 4001 of ERISA. Except as set forth in Section 5.11 of the Disclosure Schedule: (a) no “accumulated funding deficiency” (as defined in Section 412(a) of the Internal Revenue Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (b) the current value of each ERISA Plan’s benefits does not exceed the current value of such ERISA Plan’s assets available for the payment of such benefits by more than the Threshold Amount.

Section 5.12. Environmental and Other Laws. Except as disclosed in Section 5.12 of the Disclosure Schedule: (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials. Each Restricted Person undertook, at the time of its acquisition of each of its material properties, all appropriate inquiry into the previous ownership and uses of the Property and any potential environmental liabilities associated therewith.

Section 5.13. Names and Places of Business. No Restricted Person has, during the five (5) years preceding the Closing Date, been known by, or used any other trade or fictitious name, except as disclosed in Section 5.13 of the Disclosure Schedule or been organized in a jurisdiction other than its jurisdiction of organization as of the date hereof.

Section 5.14. Subsidiaries. As of the Closing Date, (i) Parent does not have any Subsidiary except those listed in Section 5.14 of the Disclosure Schedule or disclosed to Lender in writing and (ii) no Restricted Person has any equity investments in any other Person except those listed in Section 5.14 of the Disclosure Schedule and Permitted Investments. Parent owns, directly or indirectly, the Equity Interests in each of its Subsidiaries which is indicated in Section 5.14 of the Disclosure Schedule or as disclosed to Lender in writing.

Section 5.15. Government Regulation. Neither Borrower nor any other Restricted Person owing Obligations is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to regulation under the Federal Power Act, as amended, or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

Section 5.16. Insider. No Restricted Person, nor any Person having “control” (as that term is defined in 12 U.S.C. § 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a “director” or an “executive officer” or “principal shareholder” (as those terms are defined in 12 U.S.C. § 375b(8) or (9) or in regulations promulgated pursuant thereto) of Lender, of a bank holding company of which Lender is a Subsidiary or of any Subsidiary of a bank holding company of which Lender is a Subsidiary.

Section 5.17. Solvency. Upon giving effect to the making of the Loans, the execution and delivery of the Loan Documents by Borrower and each Guarantor and the consummation of the transactions contemplated hereby, (a) Borrower and each Guarantor will not be insolvent (as such term is defined in the United States Bankruptcy Code, Title 11 U.S.C., as amended (the “Code”), and with all terms used in this Section that are defined in the Code having the meanings ascribed to those terms in the text and interpretive case law applicable to the Code), (b) the sum of Borrower’s and each Guarantor’s respective debts, including absolute and contingent liabilities, the Obligations or guarantees thereof, shall not exceed the value of such Restricted Person’s respective assets, at a fair valuation, and (c) Borrower’s and each Guarantor’s capital is not unreasonably small for the business in which such Restricted Person is engaged and intends to be engaged. Neither Borrower nor any Restricted Person has incurred (whether under the Loan Documents or otherwise), nor does any Restricted Person intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature.

Section 5.18. Title to Properties; Intellectual Property. Each Restricted Person has good and defensible title to all of the Collateral and to all of its material properties and assets, free and clear of all Liens, encumbrances, or adverse claims other than Permitted Liens and in each case free and clear of all impediments to the use of such properties and assets in such Restricted Person’s business. Each Restricted Person possesses all licenses or otherwise has valid rights to use all patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

Section 5.19. Taxes. Borrower has filed all United States Federal information returns and each Restricted Person has filed all other material tax returns that are required to be filed by it and have paid all Taxes due pursuant to such returns or pursuant to any assessment received by any Restricted Person and all other penalties or charges. The charges, accruals and revenues on the books of each Restricted Person in respect of Taxes are, in the opinion of Borrower, adequate. No Restricted Person has given or been requested to give a waiver of the statute of limitations relating to the payment of any federal or other Taxes. Borrower and Parent are Flow Through Entities not subject to income taxes at the entity level.

ARTICLE VI - Affirmative Covenants

To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and extend credit hereunder, each of Parent and Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement (as determined without regard to unasserted indemnity claims), unless Lender has previously agreed otherwise:

Section 6.1. Payment and Performance. Each Restricted Person will pay all amounts due under the Loan Documents, to which it is a party, in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition set forth in the Loan Documents to which it is a party. Parent will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition in any Loan Document.

Section 6.2. Books, Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Parent or any New Parent, whichever is then the ultimate parent company, will maintain and will cause each Subsidiary (including Borrowers) to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish or cause to be furnished the following statements and reports to Lender at Parent’s or New Parent’s expense:

(a) Within 90 days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Parent or New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by PricewaterhouseCoopers or other independent certified public accounting firm of recognized standing selected by Borrower and acceptable to Lender, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners’ equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, concurrent with the delivery of such financial statements, Parent or New Parent, whichever is then the ultimate parent company, will furnish an opinion by such accountants independently assessing Parent’s or New Parent’s, whichever is then the ultimate parent company, internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2, and Section 404 of the Sarbanes-Oxley Act of 2002 expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which Lender does not object; provided however, for the Fiscal Year ending 2008 the material weaknesses set forth on Section 6.2 of the Disclosure Schedule shall be permitted.

(b) As soon as available, and in any event within forty five (45) days after the end of each Fiscal Quarter, Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning on the first day of the then current Fiscal Year to the end of such Fiscal Quarter of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes. In addition, Parent will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D (herein called the “Compliance Certificate”) signed by a Responsible Officer of Borrower and Parent or any New Parent, whichever is then the ultimate parent company, stating that such financial statements are accurate and complete in all material respects (subject to normal year-end adjustments and the absence of footnotes), stating that he/she has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Section 8.2 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

(c) As soon as available, and in any event within thirty (30) days after the end of each month, a Borrowing Base Certificate signed by a Responsible Officer of Borrower and Parent or any New Parent, whichever is then the ultimate parent company together with an accounts receivable aging report, each in form and detail reasonably satisfactory to Lender.

(d) The following reports that are filed with the SEC:

(i) All quarterly and annual reports that are filed with the SEC on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries, as the case may be; and

(ii) All current reports that would be required to be filed with the SEC on Form 8-K if Parent or any New Parent, whichever is then the ultimate parent company, were required to file such reports.

in each case, within the time periods specified in the SEC’s rules and regulations, provided, that (1) it is understood that Parent or any New Parent, whichever is then the ultimate parent company, will furnish to the Lender an Annual Report on Form 10-K for the year ended December 31, 2007, by April 15, 2008, but such annual report need only include the financial statements, Notes related thereto and a “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in accordance with the rules and regulations of the SEC applicable to such report, in all material respects; and (2) if a New Parent is formed, such New Parent may become the reporting company contemplated hereby, provided that such election would comply with the applicable rules and regulations of the SEC. To the extent financial statements included in any such 10-Q or 10-K satisfy the requirements of (a) or (b) above they will be regarded as complying with such subparagraphs, as well as, this subparagraph (d).

(e) Annual Collateral Audit. Upon the request of Lender therefor, the Restricted Persons, at their expense, shall furnish to Lender as soon as available, and in any event within the later of (i) ninety (90) days after the end of each Fiscal Year of the Restricted Persons or (ii) sixty (60) days after Lender’s selection of an independent firm, an annual audit of a representative portion of the Collateral prepared by an independent firm selected by Lender, which audit shall be in form and detail reasonably satisfactory to Lender.

Section 6.3. Other Information and Inspections. Each Restricted Person will furnish to Lender any information which Lender may from time to time request concerning any provision of the Loan Documents, any Collateral, or any matter in connection with Restricted Persons’ businesses, properties, prospects, financial condition and operations, including all evidence which Lender from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto. Prior to a Default or Event of Default and no more often than twice annually, each Restricted Person will permit representatives appointed by Lender (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person’s property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives subject to the provisions of Section 10.6.

Section 6.4. Notice of Material Events and Change of Address. Borrower will promptly, after becoming aware thereof, notify Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

(a) the occurrence of any Material Adverse Change;

(b) the occurrence of any Default;

(c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound which could reasonably be expected to cause a Material Adverse Change;

(d) the occurrence of any Termination Event;

(e) any claim under any Environmental Law adverse to a Restricted Person or of potential liability with respect to such claim, or any other adverse claim asserted against any Restricted Person or with respect to any Restricted Person’s properties taken as a whole which could reasonably be expected to cause a Material Adverse Change;

(f) the filing of any suit or proceeding against any Restricted Person; and

(g) any material change of accounting policies or financial reporting practices by any Restricted Person.

Upon the occurrence of any of the foregoing, Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default, or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Lender in writing at least fifteen (15) Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or its location under the UCC.

Section 6.5. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition (ordinary wear and tear excepted) in accordance with prudent industry standards, and in material compliance with all applicable Laws, in conformity with all applicable contracts, servitudes, leases and agreements, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times; provided that no Restricted Person shall be required to do so if such Collateral or other property is worthless, obsolete, worn out, surplus or no longer useful to the conduct of the business and affairs of such Borrower or is being replaced by other property.

Section 6.6. Maintenance of Existence and Qualifications. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify would not cause a Material Adverse Change or where a Restricted Person merges, consolidates or otherwise combines with another Restricted Person.

Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns including any extensions; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property before the same become delinquent; (c) within ninety (90) days past the original invoice billing due date therefor, or, if earlier, when due in accordance with its terms, pay and discharge all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge before the same becomes delinquent all other Liabilities now or hereafter owed by it, other than royalty payments suspended in the ordinary course of business; and (e) maintain appropriate accruals for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings, if necessary, and has set aside on its books adequate accruals therefore which are required by GAAP.

Section 6.8. Insurance. Borrower will maintain with financially sound and reputable insurance companies not Affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds believed in the good faith judgment of Borrower to be customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as believed in the good faith judgment of Borrower to be customarily carried under similar circumstances by such other Persons and providing (a) for payment of losses to Lender as its interests may appear, (b) that such policies may not be canceled or reduced or affected in any material manner for any reason without thirty (30) days prior notice to Lender, and (c) for any other matters specified in any applicable Security Document or which Lender may reasonably require. The current insurance carriers and levels of coverage are deemed to satisfy the requirements above.

Section 6.9. Performance on Borrower’s Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys’ fees or other amounts it is required to pay under any Loan Document, Lender may pay the same. Borrower shall immediately reimburse Lender for any such payments and each amount paid by Lender shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Lender.

Section 6.10. Interest. Borrower hereby promises to Lender to pay interest at the Default Rate applicable to Base Rate Loans on all Obligations (including Obligations to pay fees or to reimburse or indemnify Lender but excluding principal of, and interest on, any Loan, and any Matured LC Obligation, interest on which is covered by Section 2.5 and Section 2.10(a)) which Borrower has in this Agreement promised to pay to Lender or such Lender Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

Section 6.11. Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of the Indenture, each other indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound unless such obligation is being contested in good faith. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto. Each

Restricted Person will cause all licenses and permits reasonably necessary for the conduct of its business and the ownership and operation of its property used in the conduct of its business to be at all times maintained in good standing and in full force and effect.

Section 6.12. Environmental Matters; Environmental Reviews.

(a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect so as not to cause a Material Adverse Change. No Restricted Person will do anything or permit anything to be done which will subject any of its properties to any remedial obligations, which could reasonably be expected to cause a Material Adverse Change, under, or result in noncompliance, which could reasonably be expected to cause a Material Adverse Change, with applicable permits and licenses issued under, any applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances. Upon Lender’s reasonable request, Borrower will provide at its own expense an environmental inspection of any of the Restricted Persons’ material real properties and audit of their environmental compliance procedures and practices, in each case from an engineering or consulting firm approved by Lender.

(b) Borrower will promptly furnish to Lender copies of all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings which could reasonably be expected to cause a Material Adverse Change and are received by any Restricted Person, or of which Borrower otherwise has notice, pending or threatened against any Restricted Person by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations that could reasonably be expected to cause a Material Adverse Change and arise in connection with any Restricted Person’s ownership or use of its properties or the operation of its business.

(c) Borrower will promptly furnish to Lender all requests for information, notices of claim, demand letters, and other notifications, received by Borrower that could reasonably be expected to cause a Material Adverse Change and are in connection with any Restricted Person’s ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

Section 6.13. Evidence of Compliance. Each Restricted Person will furnish to Lender at such Restricted Person’s or Borrower’s expense all evidence which Lender from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

Section 6.14. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with Lender, and (c) any other credits and claims of Borrower at any time existing against Lender, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, Lender is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

Section 6.15. Guaranties of Parent’s or New Parent’s Subsidiaries. Parent or New Parent shall cause each Subsidiary (other than Borrower) of Parent or New Parent now existing or created, acquired or coming into existence after the date hereof, promptly upon request by Lender, execute and deliver to Lender an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Lender in form and substance. Borrower will cause each of Parent’s or New Parent’s Subsidiaries to deliver to Lender written evidence satisfactory to Lender and its counsel that such Subsidiary has taken all company action necessary to duly approve and authorize its execution, delivery and performance of this Agreement and any other documents which it is required to execute.

Section 6.16. Deposit Relationship. Restricted Persons shall at all times utilize and maintain Lender as Restricted Persons’ primary depository and treasury management services provider for their operational, business deposit accounts.

ARTICLE VII - Negative Covenants

To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and make the Loans, each of Parent and Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement (as determined without regard to unasserted indemnity claims), unless Lender has previously agreed otherwise:

Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

(a) the Obligations.

(b) obligations under Operating Leases entered into in the ordinary course of such Restricted Person’s business in arm’s length transactions at competitive market rates under competitive terms and conditions in all respects.

(c) unsecured Indebtedness among Borrower and the Guarantors arising in the ordinary course of business.

(d) the obligations under the Indenture or the Senior Secured Notes.

(e) Indebtedness outstanding under the instruments and agreements described in Section 7.1 of the Disclosure Schedule.

(f) In any Fiscal Year (i) purchase money Indebtedness or Capitalized Lease Obligations provided that the original principal amount of any such Indebtedness or Capital Lease Obligation shall not be in excess of the purchase price of the asset acquired thereby and such Indebtedness shall be secured only by the acquired asset and (ii) Indebtedness from a Person other than Lender on an unsecured basis; provided, however any such Indebtedness created, assumed or incurred under clauses (i) and (ii) above shall not exceed an aggregate principal amount equal to the Threshold Amount at any time outstanding.

(g) unsecured Indebtedness in respect of financing for the payment of premiums for any Restricted Person’s insurance; provided, that such unsecured Indebtedness is on terms that are not more restrictive than this Agreement.

(h) Guarantees of Restricted Persons in respect of Indebtedness otherwise permitted under this Section 7.1.

(i) any refinancings, renewals or extensions of Indebtedness permitted under subsections (b) through (i) above or any Indebtedness listed on Section 7.1 of the Disclosure Schedule; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments utilized thereunder.

(j) Indebtedness incurred by Restricted Persons in respect of any bid, performance or surety bond (excluding appeal bonds) incurred in the ordinary course of business.

(k) Indebtedness otherwise permitted under the Indenture.

Section 7.2. Limitation on Liens. Except for Permitted Liens, no Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires.

Section 7.3. Contingent Liabilities. No Restricted Person will directly or indirectly make, create, incur, assume, permit to exist, increase, renew or extend any guaranty of any Indebtedness of any other Person, excluding, however, (a) any guaranty of Indebtedness owed to Lender, (b) the continuation of any guaranties reflected on the Initial Financial Statements or listed in Section 7.3 of the Disclosure Schedule or (c) any guaranty of Indebtedness permitted under Section 7.1.

Section 7.4. Fundamental Changes. No Restricted Person shall directly or indirectly:

(a) merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that any Restricted Person may merge or consolidate with, or dissolve or liquidate into another Restricted Person, provided that such other Restricted Person shall be the continuing or surviving Person; and

(b) issue any Equity Interests which (i) may be classified in whole or part as Indebtedness or (ii) require mandatory distributions or mandatory redemption prior to ninety one (91) days after the Maturity Date. No Subsidiary will issue any additional Equity Interests, except a direct Subsidiary of a Restricted Person may issue additional Equity Interests to such Restricted Person or to Borrower, Parent or any New Parent so long as (i) such Subsidiary is a wholly-owned Subsidiary of Borrower, Parent or any New Parent after giving effect thereto, and (ii) such Equity Interests shall be pledged to Lender pursuant to Security Documents reasonably acceptable to Lender.

Section 7.5. Limitation on Dispositions of Property. No Restricted Person will Dispose of any of its material assets or properties or any material interest therein, or Dispose of any notes payable to it, accounts receivable or future income, except, to the extent not otherwise forbidden under the Security Documents or:

(a) equipment which is worthless, obsolete, worn out or surplus or which is replaced by equipment of equal suitability and value;

(b) inventory which is sold in the ordinary course of business;

(c) the abandonment or other Disposition of intellectual property that is, in the reasonable judgment of Lender, no longer economically practicable to maintain or useful in the conduct of business of the Restricted Persons, taken as a whole;

(d) Dispositions of equipment so long as (i) at least seventy-five (75%) of the purchase price for such asset shall be paid solely in cash or Cash Equivalents, (ii) no Default or Event of Default shall exist prior to or after giving effect to such sale, and (iii) within 365 days of receipt of such net cash proceeds the net cash proceeds of such sale shall have been applied (1) to prepay the Obligations and other Indebtedness under any credit facility permitted under Section 7.1, and if the Indebtedness repaid is revolving credit Indebtedness, such Restricted Person will be required to correspondingly reduce commitments with respect thereto, (2) to acquire (including by merger or consolidation) all or substantially all of the assets of, or Equity Interests of, another Permitted Business, provided, after giving effect to any such acquisition of Equity Interests, the Permitted Business becomes a Guarantor, (3) to make Capital Expenditures, or (4) to acquire other assets that are not classified as current assets under GAAP and are used or useful in a Permitted Business; provided,, that any trade in or exchange of assets shall not be deemed to violate this Section 7.5(d);

(e) leases of real or personal property in the ordinary course of business;

(f) mergers or consolidations permitted under Section 7.4; and

(g) Investments in compliance with Section 7.8;

provided, however, that any Disposition pursuant to subsections (a), (b), (c), (d) and (e) above shall be for fair market value.

Section 7.6. Transfer of Ownership. No Restricted Person will permit any transfer, pledge or other change in the ownership of its Equity Interests, except for (a) such pledges to Lender, to a Collateral Agent for the Senior Secured Notes and other non-consensual Permitted Liens arising by operation of Law, (b) mergers, dissolutions, liquidations or consolidations permitted under Section 7.4 and (c) changes in ownership not constituting a Change of Control.

Section 7.7. Limitation on Dividends and Redemptions. No Restricted Person will declare or make directly or indirectly any Dividend other than Dividends by a Restricted Person payable only to another Restricted Person or payable only in such Restricted Person’s Equity Interests, so long as the direct or indirect percentage interest in any of the Subsidiaries of Parent or any New Parent, whichever is then the ultimate parent company, is not thereby reduced.

Section 7.8. Limitation on Investments and New Businesses. No Restricted Person will (a) except as otherwise expressly permitted under Section 7.10, make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations as presently conducted, or (c) make any acquisitions of or capital contributions to or other Investments in any Person or property, other than Permitted Investments.

Section 7.9. Limitation on Credit Extensions. Except for Permitted Investments, no Restricted Person will extend credit, make advances or make loans other than (a) normal extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for periods longer than those (i) historically granted by Borrower or (ii) granted by similar businesses operated in a commercially reasonable and prudent manner, (b) loans to Borrower or to any Guarantor and (c) loans to employees of any Restricted Person, so long as the aggregate amount of such loans to any single employee does not exceed $100,000 and the aggregate amount of all such loans made by all Restricted Persons does not exceed the Threshold Amount.

Section 7.10. Transactions with Affiliates. No Restricted Person will enter into any transaction of any kind with any Affiliate of any Restricted Person, whether or not in the ordinary course of business, other than terms that are no less favorable to such Restricted Person than those that would have been obtained in a comparable transaction by such Restricted Person, with an unrelated Person, or, if there are no such comparable transactions, on terms that are fair and reasonable to such Restricted Person and reflected an arm’s length negotiation as determined by the Independent Directors., provided that the foregoing restriction shall not apply to (a) transactions between or among Borrower and any Guarantor or between and among any Guarantors, (b) Dividends permitted by Section 7.7, (c) Permitted Investments, (d) the reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, (e) the payment of reasonable directors’ fees, (f) loans or advances to employees in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding, (g) registration of rights or similar agreements with officers, directors or significant shareholders of Parent or any New Parent, (h) Permitted Tax Distributions, (i) Permitted Affiliate Leases, (j) Permitted Affiliated Store Transactions, (k) any issuance of Equity Interests of any Parent or any New Parent, whichever is then the ultimate parent company, to Affiliates of such Parent or any New Parent and (l) transactions with a Person that is an Affiliate of a Restricted Person solely because such Restricted Person, as the case may be, owns directly or indirectly, an Equity Interest in, or controls, such Person.

Section 7.11. Prohibited Contracts. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contractual restriction or other consensual restriction on the ability of any Subsidiary of Parent to: (a) pay dividends or make other distributions to Parent, (b) to redeem Equity Interests held in it by Parent, (c) to repay loans and other indebtedness owing by it to Parent or any New Parent, or (d) to transfer any of its assets to Parent or any New Parent. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any “multiemployer plan” as defined in Section 4001 of ERISA.

Section 7.12. Subordinated Indebtedness. No Restricted Person shall make any payments of principal of or interest on Subordinated Indebtedness, if any, prior to the satisfaction in full of the Obligations and the termination of this Agreement and the other Loan Documents.

ARTICLE VIII - Financial Covenants

Section 8.1. Definitions. For purposes of this ARTICLE VIII and elsewhere in this Agreement, the following terms shall have the respective meanings given to them below:

“Consolidated Current Liabilities” means, as of any date, the total liabilities of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries that would be reflected on a balance sheet of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries as “current liabilities” in accordance with GAAP.

“Consolidated EBITDA” means, for any period, on a Consolidated basis for Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (i) (a) Consolidated Interest Expense for such period, (b) the provision for Taxes payable by Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries for such period and (c) the amount of depreciation and amortization expense deducted for such period and minus (ii) all non-cash items increasing Consolidated Net Income for such period.

“Consolidated Interest Expense” means, for any period, the total Consolidated interest expense on Consolidated Senior Funded Debt (and if applicable, any subordinated funded debt) of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries for such period.

“Consolidated Net Income” means, for any period, the net earnings (or loss) after Taxes of Parent and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

“Consolidated Net Worth” means, as of any date, Consolidated Total Assets minus Consolidated Total Liabilities.

“Consolidated Senior Funded Debt” means, for any period, the sum of the following (without duplication): (a) all Indebtedness of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries as of such date other than Consolidated Current Liabilities, (b) all Indebtedness which would be classified as “long-term indebtedness” on a Consolidated balance sheet of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP, (c) all Indebtedness outstanding under a revolving credit or similar agreement providing for borrowings over a period of more than one year and (d) the present value (discounted at the implicit rate, if known, or 10% per annum otherwise) of all obligations in respect of Capital Lease Obligations of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries.

“Consolidated Total Assets” means, as of any date, the assets of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries that would be reflected on a Consolidated balance sheet of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries as “assets” in accordance with GAAP.

“Consolidated Total Liabilities” means, for any period, all amounts (excluding deferred Taxes) which, in conformity with GAAP, would be included as liabilities on a Consolidated balance sheet of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries.

“Leverage Ratio” means, at the time of determination, the ratio of (a) Consolidated Senior Funded Debt to (b) Consolidated EBITDA for the twelve (12) month period ended at the time of determination for Parent or any New Parent, whichever is then the ultimate parent company.

“Senior Funded Debt to Net Worth Ratio” means, at the time of determination, the ratio of (a) Consolidated Senior Funded Debt to (b) Consolidated Net Worth for Parent or any New Parent, whichever is then the ultimate parent company.

Section 8.2. Financial Tests. Borrower covenants that, so long as Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, it shall not:

(a) Interest Coverage Ratio. Permit, as of the last day of each Fiscal Quarter, the ratio of (i) Consolidated EBITDA for Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries for the twelve (12) month period ending on such date to (ii) Consolidated Interest Expense for Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries for such twelve (12) month period, to be less than 1.50 to 1.00.

(b) Minimum Net Worth. Permit, (i) for the Fiscal Year ended on December 31, 2008, Consolidated Net Worth for Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries to be less than $63,413,340.30 and (ii) for each Fiscal Year ended after December 31, 2008, Consolidated Net Worth for Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries to be less than $63,413,340.30 plus an amount (if positive) equal to fifty percent (50%) of Consolidated Net Income for Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries for such Fiscal Year.

(c) Senior Funded Debt to Net Worth Ratio. Permit the Senior Funded Debt to Net Worth Ratio for Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries to be less than (i) for each Fiscal Quarter after the Closing Date to the Fiscal Quarter ended September 30, 2008, 2.50 to 1.00, and (ii) commencing on the Fiscal Quarter ended December 31, 2008 and for each Fiscal Quarter thereafter, 2.00 to 1.00; or

(d) Leverage Ratio. Permit, as of the last day of each Fiscal Quarter, the Leverage Ratio for Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries to be more than 5.50 to 1.00.

ARTICLE IX - Events of Default and Remedies

Section 9.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

(a) Any Restricted Person fails to pay any principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three (3) Business Days after the same becomes due;

(b) Any Restricted Person fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within five (5) Business Days after the same becomes due;

(c) Any “default” or “event of default” occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

(d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or ARTICLE VII;

(e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document to which it is a party, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Lender to Borrower;

(f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Lender;

(g) Any Restricted Person fails to duly observe, perform, comply with or otherwise satisfy any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its Subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument, except where such failure is being contested in good faith;

(h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of the Threshold Amount, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

(i) Either (i) any “accumulated funding deficiency” (as defined in Section 412(a) of the Internal Revenue Code) in excess of the Threshold Amount exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan’s benefit liabilities exceeds the then current value of such ERISA Plan’s assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer’s proportionate share of such excess exceeds such amount);

(j) Any Restricted Person:

(i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty (60) days; or

(ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or is generally not paying (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action authorizing any of the foregoing; or

(iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty (60) days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

(iv) suffers the entry against it of one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) in excess of the Threshold Amount (not covered by insurance satisfactory to Lender in its discretion), unless the same is discharged within sixty (60) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

(v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within sixty (60) days after the entry or levy thereof or after any stay is vacated or set aside;

(k) Any Change of Control occurs; or

(l) Any Material Adverse Change occurs.

Upon the occurrence of an Event of Default described in subsection (j)(i), (j)(ii) or (j)(iii) of this section with respect to any Restricted Person, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of Lender to make any further Loans and any obligation of Lender to issue Letters of Credit hereunder shall be permanently terminated. During the continuance of any other Event of Default, Lender at any time and from time to time may, without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lender to make Loans hereunder, and any obligation of Lender to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

Section 9.2. Remedies. If any Default shall occur and be continuing, Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document. All rights, remedies and powers conferred upon Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

Section 9.3. Application of Proceeds After Acceleration. Except as otherwise provided in the Security Documents with respect to application of proceeds to any reimbursements due Lender thereunder, if Lender collects or receives money pursuant to the Loan Documents after the acceleration of the Obligations as provided in Section 9.1, Lender shall distribute all money so collected or received:

(a) first to any reimbursements due Lender hereunder; and

(b) then ratably to the payment of the Obligations, including LC Obligations (and among the outstanding Obligations in the manner provided in Section 3.1), until such Obligations are paid in full.

ARTICLE X

Section 10.1. Waivers and Amendments; Acknowledgments.

(a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by Lender in exercising any right, power or remedy which Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by, if such party is Borrower, by Borrower, and if such party is Lender, by Lender.

(b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, there are no representations, warranties, covenants, undertakings or agreements by Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, Lender has no fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and Lender, should an Event of Default or Default occur or exist, Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Lender, or any representative thereof, and no such representation or covenant has been made, that Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and all Lender has relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

(c) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 10.2. Survival of Agreements; Cumulative Nature. All of Restricted Persons’ various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Note and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lender and all of Lender’ obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to Lender under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Lender of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

Section 10.3. Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Borrower or any other Restricted Person, Lender; to the address, facsimile number, electronic mail address or telephone number specified for such person on the signature pages hereto;

(ii) if to Lender, to it at its address, facsimile number, electronic mail address or telephone number as specified on the Lender Schedule.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).

(b) Electronic Communications. Notices and other communications to Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Lender. Lender or Borrower or any other Restricted Person may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each of Borrower, any other Restricted Person and Lender may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

Section 10.4. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Lender), in connection with the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by Lender (including the fees, charges and disbursements of any counsel for Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by Borrower. Borrower shall indemnify Lender (and any sub-agent thereof), and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of one counsel for Indemnitees), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Restricted Person arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any environmental liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or Lender, and regardless of whether any Indemnitee is a party thereto. THE FOREGOING INDEMNIFICATION WILL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR

CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNITEE, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Restricted Person against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such Restricted Person has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Waiver of Consequential Damages, Etc. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NO PARTY HERETO SHALL ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF. NO INDEMNITEE REFERRED TO IN SUBSECTION (b) ABOVE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(d) Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

Section 10.5. Successors and Assigns; Joint and Several Liability.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Restricted Person may assign or otherwise transfer any of its rights or obligations hereunder to any Person, other than another Restricted Person, without the prior written consent of Lender

(b) Participations. Lender may at any time, without the consent of, or notice to, Borrower, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of Lender’s rights and/or obligations under this Agreement (including all or a portion of its commitment and/or the Loans owing to it); provided that (i) Lender’s obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower and Lender shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement.

(c) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(d) Joint and Several Liability. All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities.

Section 10.6. Confidentiality. Lender agrees to keep confidential any Information (as defined below) received by it; provided that nothing herein shall prevent Lender from disclosing Information (a) to any Affiliate of Lender, or any officer, director, employee, agent, or advisor of Lender or Affiliate of Lender reasonably incidental to administration of the credit facilities provided herein, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any Tribunal, (f) that is or becomes available to the public or that is or becomes available to Lender other than as a result of a disclosure by Lender prohibited by this Agreement, (g) in connection with prosecuting or defending any litigation with any Restricted Person relating to this Agreement to which Lender or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any right or remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee. Notwithstanding anything to the contrary, Lender may disclose, without limitation of any kind, any Information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains Information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

For purposes of this Section, “Information” means all information received from Borrower, Parent, any New Parent or any Subsidiary relating to Borrower, Parent, any New Parent or any Subsidiary, or any Affiliate of any of them, or any of their respective businesses, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by Borrower, Parent, any New Parent or any Subsidiary. In the case of information received from Borrower, Parent, any New Parent or any Subsidiary after the date hereof, Borrower shall use reasonable efforts to identify such information as confidential at the time of delivery thereof.

Section 10.7. Governing Law; Submission to Process.

(a) GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND

INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) SUBMISSION TO JURISDICTION. BORROWER AND EACH OTHER RESTRICTED PERSON IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ANY OTHER RESTRICTED PERSON OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. LENDER, BORROWER AND EACH OTHER RESTRICTED PERSON IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN Section 10.3. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.8. Limitation on Interest. Lender, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof, such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to contract for, charge, or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Lender’s or holder’s option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully contract for, charge, or receive the maximum amount of interest permitted under applicable Law.

Section 10.9. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing (other than indemnity obligations and similar obligations that survive the termination of this Agreement for which no notice of a claim has been received by Borrower) elect in a written notice delivered to Lender to terminate this Agreement. Upon receipt by Lender of such a notice, if no such Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Section 2.5(e) and Section 3.2 through Section 3.6, and any obligations which any Person may have to indemnify or compensate Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Lender shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.

Section 10.10. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

Section 10.11. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Lender in the documents listed on the Security Schedule shall not be deemed a conflict with this Agreement. Notwithstanding any other provision contained in this Agreement and any LC Document now or hereafter executed: (i) in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any LC Document, the provisions of this Agreement shall control; (ii) the definition of “default,” “Default,” “event of default,” and “Event of Default” as used in any LC Document are hereby deleted in such LC Document and amended to be the same definition as “Event of Default” as defined in this Agreement; and (iii) with the exception of provisions contained in the LC Documents that specifically by their terms relate to Letters of Credit (to the extent they are not in conflict or inconsistent with the terms of this Agreement), none of the provisions in any of the LC Documents shall be used or enforced to expand, increase, or make more favorable to Lender, the representations, warranties, or covenants made by the Borrowers and/or the Guarantors, nor increase the remedies available to Lender. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.12. Waiver of Jury Trial, Punitive Damages, etc. EACH PARTY HERETO INCLUDING, WITHOUT LIMITATION, ANY RESTRICTED PERSON, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (X) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (Y) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.13. USA PATRIOT Act Notice. Lender that is subject to the Act (as hereinafter defined) and Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies Borrower and each Guarantor, which information includes the name and address of Borrower and each Guarantor and other information that will allow Lender, as applicable, to identify Borrower and each Guarantor in accordance with the Act.

Section 10.14. Limitation on Guarantor Liability. Each Guarantor and the Lender hereby confirm that it is the intention of all such parties that any guaranty to be provided pursuant to the terms of this Agreement not constitute a fraudulent transfer or conveyance for the purposes of bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or sate law to the extent applicable to any guaranty granted pursuant to this Agreement. To effectuate the foregoing limitation, the parties hereto hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payment made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor as contemplated in this Agreement and the Loan Documents, result in the obligations of such Guarantor under its guaranty delivered to Lender pursuant to the terms of this Agreement not constituting a fraudulent transfer or conveyance.

Section 10.15. Partial Releases of Collateral. Collateral may be released from the Lien and security interest created by the Security Documents at any time and from time to time in accordance with the applicable provisions of the Indenture (except that any certificates or opinions delivered to Indenture Trustee or Collateral Agent shall also be delivered to Lender attention); provided, however, that, (a) Borrower can demonstrate to Lender that Borrower shall be in pro forma compliance with the financial covenants set forth in ARTICLE VIII of this Agreement prior to, and after the application of the release of such Collateral and (b) no Event of Default exists and is continuing at the time of such release.

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IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

BORROWER:

TX ENERGY SERVICES, LLC

By:
Name:	John E. Crisp
Title:	President, Chief Executive Officer and Secretary

Address:
P.O. Box 520
Alice, TX 78333
Attention: Chief Financial Officer

Telephone: 361-664-0549
Fax: 361-396-0564

C.C. FORBES, LLC

By:
Name:	John E. Crisp
Title:	Executive Vice President and Chief Operating Officer

Address:
P.O. Box 520
Alice, TX 78333
Attention: Chief Financial Officer

Telephone: 361-664-0549
Fax: 361-396-0564

CREDIT AGREEMENT – Signature Page

SUPERIOR TUBING TESTERS, LLC

By:
Name:	John E. Crisp
Title:	Executive Vice President

Address:
P.O. Box 520
Alice, TX 78333
Attention: Chief Financial Officer

Telephone: 361-664-0549
Fax: 361-396-0564

PARENT:

FORBES ENERGY SERVICES LLC

By:
Name:	John E. Crisp
Title:	President and Chief Executive Officer

Address:
P.O. Box 520
Alice, TX 78333
Attention: Chief Financial Officer

Telephone: 361-664-0549
Fax: 361-396-0564

CREDIT AGREEMENT – Signature Page

LENDER:

CITIBANK, N.A.

By:
John W. Stam, Vice President

Address:
One Briar Lake Plaza
2000 W. Sam Houston Pkwy South, Suite 600
Houston, Texas 77042
Attention: John W. Stam

Telephone: (713) 260-3069
Fax: (713) 954-2053

CREDIT AGREEMENT – Signature Page

SCHEDULE 1

DISCLOSURE SCHEDULE

To supplement the following sections of the Agreement of which this Schedule is a part, Borrower hereby makes the following disclosures:

Section 5.6.	Initial Financial Statements:

None.

Section 5.7.	Other Obligations and Restrictions:

None.

Section 5.9.	Litigation:

None.

Section 5.10.	Labor Disputes and Acts of God:

None.

Section 5.11.	ERISA Plans and Liabilities:

None.

Section 5.12.	Environmental and Other Laws:

None.

Section 5.13.	Names and Places of Business:

(a) Set forth below is each other corporate or organizational name each Borrower has had in the past five years, together with the date of the relevant change:

Borrower / Guarantor	Former Name	Date of Change
TX Energy Services, LLC	Texas Energy Oilfield Management, L.L.C.	June 29, 2007

TX Energy Services, LLC	Texas Energy Services, L.P.	June 29, 2007

TX Energy Services, LLC	Texas Energy Services, Inc.	September 16, 2003

C.C. Forbes, LLC	C.C. Forbes, L.P.	June 29, 2007

C.C. Forbes, LLC	Forbes Management, L.L.C.	June 29, 2007

CREDIT AGREEMENT SCHEDULE 1 - Page 1

Borrower / Guarantor	Former Name	Date of Change
Superior Tubing Testers, LLC	Superior Tubing Management, L.L.C.	June 29, 2007

Superior Tubing Testers, LLC	Superior Tubing Testers, L.P.	June 29, 2007

Superior Tubing Testers, LLC	Superior Tubing Testers, L.L.C.	March 17, 2004

(b) The following is a list of all other names (including trade names or similar appellations) used by each Borrower and each Guarantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

Borrower / Guarantor	Other Name
C.C. Forbes, LLC	C.C. Forbes Company

C.C. Forbes, LLC	C.C. Forbes Company, L.P.

TX Energy Services, LLC	Texas Energy Services

(c) Effective June 29, 2007, (1) Texas Energy Services, L.P., a Texas limited partnership, and Texas Energy Oilfield Management, L.L.C., a Texas limited liability company, were merged into TX Energy Service, LLC, a Delaware limited liability company, (2) C.C. Forbes, L.P., a Texas limited partnership, and Forbes Management, L.L.C., a Texas limited liability company, were merged into C.C. Forbes, LLC, a Delaware limited liability company, and (3) Superior Tubing Testers, L.P., a Texas limited partnership, and Superior Tubing Management, L.L.C., a Texas limited liability company, were merged into Superior Tubing Testers, LLC, a Delaware limited liability company.

CREDIT AGREEMENT SCHEDULE 1 - Page 2

Effective September 16, 2003, Texas Energy Services, Inc., a Texas corporation, was converted into Texas Energy Services, L.P., a Texas limited partnership.

Effective March 17, 2004, Superior Tubing Testers, LLC, a Texas limited liability company, changed its name to Superior Tubing Management, L.L.C.

Borrower / Guarantor	Former Name	Date of Change
TX Energy Services, LLC	Texas Energy Oilfield Management, L.L.C.	June 29, 2007

TX Energy Services, LLC	Texas Energy Services, L.P.	June 29, 2007

TX Energy Services, LLC	Texas Energy Services, Inc.	September 16, 2003

C.C. Forbes, LLC	C.C. Forbes, L.P.	June 29, 2007

C.C. Forbes, LLC	Forbes Management, L.L.C.	June 29, 2007

Superior Tubing Testers, LLC	Superior Tubing Management, L.L.C.	June 29, 2007

Superior Tubing Testers, LLC	Superior Tubing Testers, L.P.	June 29, 2007

Section 5.14.	Subsidiaries:

(a)    Section 5.14(i) - Subsidiaries of Parent: Forbes Energy Capital Inc., a Delaware corporation TX Energy Services, LLC, a Delaware limited liability company C.C. Forbes, LLC, a Delaware limited liability company Superior Tubing Testers, LLC, a Delaware limited liability company

(b) Section 5.14(ii) - None

Section 5.18.	Title to Properties; Intellectual Property:

See Perfection Certificate

Section 6.2	Material Weaknesses:

The material weaknesses set forth below existed at December 31, 2007, as to the Borrowers. Following a corporate reorganization effective January 1, 2008, whereby the members of each of the Borrowers transferred all of their respective membership interests in the Borrowers to Parent in exchange for all of the

CREDIT AGREEMENT SCHEDULE 1 - Page 3

outstanding membership interests in Parent, the material weaknesses set forth below became applicable to the Parent. In addition, such material weaknesses will also be applicable to any New Parent.

Material weaknesses:

(a) Parent did not maintain an appropriate accounting and financial reporting organizational structure to support the activities of the Borrowers. Specifically, Parent did not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training to ensure the proper selection, application and implementation of U.S. GAAP or Canadian GAAP.

(b) Parent did not maintain effective controls over the preparation and review of the combined financial statements and disclosures. Specifically, effective controls were not designed and in place around (i) the recording of period-end adjustments and accruals necessary to ensure the completeness, accuracy and valuation of the combined accounts, and (ii) the oversight and review of the combined financial statements and disclosures. This material weakness resulted in audit adjustments affecting substantially all of the financial statement accounts and disclosures of the Borrowers 2005, 2006 and 2007 combined financial statements and resulted in a prior restatement of the combined statements of cash flows for the years ended December 31, 2005 and 2006.

(c) Parent did not maintain effective controls over revenue. Specifically, Parent did not maintain effective controls over the cut-off and completeness of unbilled fluid logistics revenue and associated accounts receivable. This control deficiency resulted in a prior restatement of the Borrowers’ 2005 and 2006 combined financial statements.

(d) Parent did not maintain effective control over accounts payable. Specifically, Parent did not maintain effective controls over cut-off and completeness of accounts payable and associated expenses and capital expenditures.

(e) Parent did not maintain effective control over recording of invoices to the proper accounts in the general ledger, including the determination of capital and expense items.

(f) Parent did not maintain effective control over its “OTE” (Accounting for Out of Town Expenses) income statement account as it did not reconcile OTE reimbursement activity with the detailed supporting documentation in a timely manner.

(g) Parent did not maintain effective control over unissued checks as there were numerous check numbers omitted from the 2008 C.C. Forbes LLC disbursements listing as a consequence of insufficient control in distributing checks in addition to lack of support for voided checks.

(h) Parent did not maintain effective control over accrual of the liability for health insurance and workers compensation expense, as it did not consider all relevant information to assist it in estimating the level of accrual required relating to the incurred but not reported component of the health insurance and workers compensation expense.

CREDIT AGREEMENT SCHEDULE 1 - Page 4

Section 7.1(e)	Existing Indebtedness:

None.

Section 7.3	Contingent Liabilities:

None.

Section 7.8	Current Investments:

None.

CREDIT AGREEMENT SCHEDULE 1 - Page 5

SCHEDULE 2

SECURITY SCHEDULE

Security Agreement

Guaranty Agreement

Trademark Security Agreement (TX Energy)

Trademark Security Agreement (C.C. Forbes)

Deed of Trust (Jim Wells County, Texas)

Landlord Consent and Waiver from Alice Environmental Services, 609 Avenue F, Bay City, TX (Matagorda County)

Landlord Consent and Waiver from Alice Environmental Services, 4281 FM 2199 South, Marshall, TX (Harrison County)

Landlord Consent and Waiver from Alice Environmental Services, Ozona Yard, 4678 Cristobal Road, San Angelo, TX (Tom Green County)

Landlord Consent and Waiver from Alice Environmental Services, Regional Yard, 4764 Cristobal Road, San Angelo, TX (Tom Green County)

Landlord Consent and Waiver from Alice Environmental Services, 1214 Hwy 72, Three Rivers, TX (Live Oak County)

Landlord Consent and Waiver from Alice Environmental Services, 100 Loop 517, Carrizo Springs, TX (Dimmit County)

Landlord Consent and Waiver from Alice Environmental Services, 904 US 50 North, Carthage, TX (Panola County)

Landlord Consent and Waiver from Alice Environmental Services, 1506 West 15th, Monahans, TX (Ward County)

Landlord Consent and Waiver from Alice Environmental Services, 7011 East 1H 20, Odessa, TX (Ector County)

Landlord Consent and Waiver from Asa and Sharon Bullard, #5 Hwy 163 South, Ozona, TX (Crocket County)

Perfection Certificates of each Borrower and each Guarantor

CREDIT AGREEMENT SCHEDULE 2 - Page 1

Joinder to Deposit Account Control Agreement with Brush Country Bank dated February 12, 2008

Joinder to Deposit Account Control Agreement with First Community Bank dated February 12, 2008

Joinder to Deposit Account Control Agreement with Texas Champion Bank dated February 12, 2008

UCC-1 Financing Statements

CREDIT AGREEMENT SCHEDULE 2 - Page 2

SCHEDULE 3

LENDER SCHEDULE

Lending Office:	Lender Notice:

Citibank, N.A. 2000 W. Sam Houston Pkwy South, Suite 600 Houston, Texas 77042 Fax: (713) 954-2053 Telephone No.: (713) 260-3069 Attention: John W. Stam E-Mail: john.w.stam@citi.com	Citibank, N.A. 2000 W. Sam Houston Pkwy South, Suite 600 Houston, Texas 77042 Fax: (713) 954-2053 Telephone No.: (713) 260-3069 Attention: John W. Stam E-Mail: john.w.stam@citi.com

CREDIT AGREEMENT SCHEDULE 3 - Page 1

EXHIBIT A

REVOLVING CREDIT NOTE

$20,000,000.00	Houston, Texas	April 10, 2008

FOR VALUE RECEIVED, the undersigned, TX ENERGY SERVICES, LLC, a Delaware limited liability company, C.C. FORBES, LLC, a Delaware limited liability company and SUPERIOR TUBING TESTERS, LLC, a Delaware limited liability company (collectively the “Borrower”), hereby promises to pay to the order of CITIBANK, N.A. (“Lender”), the principal sum of TWENTY MILLION AND NO DOLLARS ($20,000,000.00), or, if greater or less, the aggregate unpaid principal amount of the Loans made by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as set forth in the Credit Agreement, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Lender under the Credit Agreement, 2000 W. Sam Houston Pkwy South, Suite 600, Houston, Texas 77042 or at such other place within Harris County, Texas, as from time to time may be designated by the holder of this Note.

This Note (a) is issued and delivered under that certain Credit Agreement dated April 10, 2008 between Borrower and Lender (as from time to time supplemented, amended or restated, the “Credit Agreement”), and is a “Note” as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date.

Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys’ fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

CREDIT AGREEMENT EXHIBIT A - Page 1

Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of New York (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal Law.

TX ENERGY SERVICES, LLC

By:
Name:
Title:

C.C. FORBES, LLC

By:
Name:
Title:

SUPERIOR TUBING TESTERS, LLC

By:
Name:
Title:

CREDIT AGREEMENT EXHIBIT A - Page 2

EXHIBIT B

BORROWING NOTICE

Reference is made to that certain Credit Agreement dated as of April 10, 2008 (as amended or supplemented, the “Agreement”), by and between TX ENERGY SERVICES, LLC, a Delaware limited liability company, C.C. FORBES, LLC, a Delaware limited liability company and SUPERIOR TUBING TESTERS, LLC, a Delaware limited liability company (collectively the “Borrower”) FORBES ENERGY SERVICES LLC, a Delaware limited liability company (the “Parent”) as a guarantor, and CITIBANK, N.A. (“Lender”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.2 of the Agreement as follows:

Aggregate amount of Borrowing:	$

Type of Loans in Borrowing:

Date on which Loans are to be advanced:

Length of Interest Period for Libor Loans (3 months):		Three months

If combined with existing Loans see attached Continuation/Conversion Notice.

To induce Lender to make such Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Lender that:

(yyy) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer’s signature hereto having all necessary authority to act for Borrower in making the request herein contained.

(zzz) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof, except for any such representation or warranty that expressly applies to a specified earlier date, in which case such representation or warranty shall have been true in all material respects on and as of such earlier date.

(aaaa) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrower’s receipt and application of the Loans requested hereby. Borrower will use the Loans hereby requested in compliance with Section 2.4 of the Agreement.

CREDIT AGREEMENT EXHIBIT B - Page 1

(bbbb) Except to the extent waived in writing as provided in Section 10.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Loans contained in the Agreement remains satisfied.

(cccc) The Facility Usage, after the making of the Loans requested hereby, will not be in excess of the Borrowing Base on the date requested for the making of such Loans.

(dddd) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

IN WITNESS WHEREOF, this instrument is executed as of             , 20    .

TX ENERGY SERVICES, LLC

By:
Name:
Title:

C.C. FORBES, LLC

By:
Name:
Title:

SUPERIOR TUBING TESTERS, LLC

By:
Name:
Title:

CREDIT AGREEMENT EXHIBIT B - Page 2

EXHIBIT C

CONTINUATION/CONVERSION NOTICE

Reference is made to that certain Credit Agreement dated as of April 10, 2008 (as amended or supplemented, the “Agreement”), by and between TX ENERGY SERVICES, LLC, a Delaware limited liability company, C.C. FORBES, LLC, a Delaware limited liability company and SUPERIOR TUBING TESTERS, LLC, a Delaware limited liability company (collectively the “Borrower”) FORBES ENERGY SERVICES LLC, a Delaware limited liability company (the “Parent”) as a guarantor, and Citibank, N.A. (“Lender”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

Borrower hereby requests a Conversion or Continuation of existing Loans into a new Borrowing pursuant to Section 2.3 of the Agreement as follows:

Existing Borrowing(s) to be continued or converted:

$              of Libor Loans with Interest Period ending                     .

$              of Base Rate Loans

If being combined with new Loans, $              of new Loans to be advanced on

Aggregate amount of Borrowing:	$

Type of Loans in new Borrowing:

Date of Continuation or Conversion:

Length of Interest Period for Libor Loans (3 months):		Three months

To meet the conditions set out in the Agreement for such conversion/continuation, Borrower hereby represents, warrants, acknowledges, and agrees to and with Lender that:

(eeee) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer’s signature hereto having all necessary authority to act for Borrower in making the request contained herein.

(ffff) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement.

(gggg) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

CREDIT AGREEMENT EXHIBIT C - Page 1

The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

IN WITNESS WHEREOF this instrument is executed as of                     .

TX ENERGY SERVICES, LLC

By:
Name:
Title:

C.C. FORBES, LLC

By:
Name:
Title:

SUPERIOR TUBING TESTERS, LLC

By:
Name:
Title:

CREDIT AGREEMENT EXHIBIT C - Page 2

EXHIBIT D

CERTIFICATE ACCOMPANYING

FINANCIAL STATEMENTS

Reference is made to that certain Credit Agreement dated as of April 10, 2008 (as amended or supplemented, the “Agreement”), by and between TX ENERGY SERVICES, LLC, a Delaware limited liability company, C.C. FORBES, LLC, a Delaware limited liability company and SUPERIOR TUBING TESTERS, LLC, a Delaware limited liability company (collectively the “Borrower”), FORBES ENERGY SERVICES LLC, a Delaware limited liability company (the “Parent”) as a guarantor, and Citibank, N.A. (“Lender”), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

This Certificate is furnished pursuant to Section 6.2(b) of the Agreement. Together herewith Parent is furnishing to Lender its Consolidated Subsidiaries *[audited/unaudited] financial statements (the “Financial Statements”) as at                      (the “Reporting Date”). Parent hereby represents, warrants, and acknowledges to Lender that:

(hhhh) the officer of Parent signing this instrument is the duly elected, qualified and acting ____________ of Parent and as such is Parent’s chief financial officer;

(iiii) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

(jjjj) attached hereto is a schedule of calculations showing the Borrower’s compliance as of the Reporting Date with the requirements of Sections                      of the Agreement *[and Borrower’s non-compliance as of such date with the requirements of Section(s)                      of the Agreement];

(kkkk) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 6.4 of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s)                      of the Agreement, which *[is/are] more fully described on a schedule attached hereto].

(llll)*[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

The officer of Parent signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his/her opinion necessary to enable him/her to express an informed opinion with respect to the above representations, warranties and acknowledgments of Parent and, to the best of his/her knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

CREDIT AGREEMENT EXHIBIT D - Page 1

IN WITNESS WHEREOF, this instrument is executed as of             , 20    .

TX ENERGY SERVICES, LLC

By:
Name:
Title:

C.C. FORBES, LLC

By:
Name:
Title:

SUPERIOR TUBING TESTERS, LLC

By:
Name:
Title:

FORBES ENERGY SERVICES LLC

By:
Name:
Title:

CREDIT AGREEMENT EXHIBIT D - Page 2

EXHIBIT E

Borrowing Base Certificate

Borrower:	TX ENERGY SERVICES, LLC, a Delaware limited liability company, C.C. FORBES, LLC, a Delaware limited liability company and SUPERIOR TUBING TESTERS, LLC, a Delaware limited liability company

As of month end Date:

Accounts Receivables

Total Accounts Receivable			$

Less Ineligible Accounts Receivable		(-)	$

(a)	accounts to Affiliate		$

(b)	pre-billings or unearned income		$

(c)	more than 120 days past the invoice date		$

(d)	accounts subject to dispute, counterclaim, setoff or retainage		$

(e)	all accounts of an account history if more than 50% are past due		$

(f)	accounts of insolvent or bankrupt Account Debtors		$

(g)	foreign accounts		$

(h)	conditional accounts		$

(i)	accounts of the US Government		$

(j)	accounts with more than 25% concentration		$

(k)	accounts of employees, sales agents, or independent contractors		$

CREDIT AGREEMENT EXHIBIT E - Page 1

(l) accounts subject to a Lien other than a Permitted Loan		$

(m) accounts that are not valid, binding and enforceable against the Account Debtor		$

(n) any account to the extent not subject to an enforceable and duly perfected first priority Lien (subject to the Permitted Liens) in favor of Lender		$

TOTAL ELIGIBLE ACCOUNTS RECEIVABLES		$

Advance Rate	X	80%

NET ACCOUNTS RECEIVABLE COLLATERAL BASE		$

TOTAL BORROWING BASE		$

Less Balance on Line of Credit	(-)	$

Collateral Excess/(Deficiency)		$

(If result of Total Borrowing Base is a negative figure,

this amount is due immediately as a principal payment.)

I acknowledge that this Borrowing Base Certificate is true and correct as of the reporting date and accurately represents the Borrower’s borrowing base condition as per the loan agreement. Further the Borrower acknowledges that no uncured or unwaived default has occurred.

Borrower	Date

CREDIT AGREEMENT EXHIBIT D - Page 2

EXHIBIT F

PERFECTION CERTIFICATE

Reference is made to that certain Credit Agreement dated as of April 10, 2008 (as amended or supplemented, the “Agreement”), by and between TX ENERGY SERVICES, LLC, a Delaware limited liability company, C.C. FORBES, LLC, a Delaware limited liability company and SUPERIOR TUBING TESTERS, LLC, a Delaware limited liability company (collectively the “Borrower”), FORBES ENERGY SERVICES LLC, a Delaware limited liability company (the “Parent”) as a guarantor, and Citibank, N.A. (“Lender”), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

In connection with the Agreement, the undersigned hereby certifies to the Lender as follows, as of the date hereof:

SECTION 1. Names.

(a) The exact corporate or organizational name of each Borrower and other Guarantor, as such name appears in its certificate of incorporation, is as follows:

1.	The Borrowers are as follows:

TX ENERGY SERVICES, LLC

C.C. FORBES, LLC

SUPERIOR TUBING TESTERS, LLC

2.	The Guarantors are as follows:

FORBES ENERGY SERVICES LLC

FORBES ENERGY CAPITAL INC.

(b) Set forth below is each other corporate or organizational name each Borrower and each Guarantor has had in the past five years, together with the date of the relevant change:

Borrower / Guarantor	Former Name	Date of Change
TX Energy Services, LLC	Texas Energy Oilfield Management, L.L.C.	June 29, 2007

TX Energy Services, LLC	Texas Energy Services, L.P.	June 29, 2007

CREDIT AGREEMENT EXHIBIT F — 1

Borrower / Guarantor	Former Name	Date of Change
TX Energy Services, LLC	Texas Energy Services, Inc.	September 16, 2003

C.C. Forbes, LLC	C.C. Forbes, L.P.	June 29, 2007

C.C. Forbes, LLC	Forbes Management, L.L.C.	June 29, 2007

Superior Tubing Testers, LLC	Superior Tubing Management, L.L.C.	June 29, 2007

Superior Tubing Testers, LLC	Superior Tubing Testers, L.P.	June 29, 2007

Superior Tubing Testers, LLC	Superior Tubing Testers, L.L.C.	March 17, 2004

(c) Except as set forth in Schedule 1 hereto, no Borrower or Guarantor has changed its identity or organizational structure in any way within the past five years. Changes in identity or organizational structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of the organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquired or constituent party to a merger or consolidation.

(d) The following is a list of all other names (including trade names or similar appellations) used by each Borrower and each Guarantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

Borrower / Guarantor	Other Name
C.C. Forbes, LLC	C.C. Forbes Company

C.C. Forbes, LLC	C.C. Forbes Company, L.P.

TX Energy Services, LLC	Texas Energy Services

Except as set forth above, each Borrower or Guarantor has used only its current or former organizational name.

(e) Set forth below is the organizational number of each Borrower and each Guarantor that is a registered organization:

Borrower / Guarantor	State/Province Organized	Organization Number
TX Energy Services, LLC	Delaware	4379582

C.C. Forbes, LLC	Delaware	4379586

CREDIT AGREEMENT EXHIBIT F — 2

Borrower / Guarantor	State/Province Organized	Organization Number
Superior Tubing Testers, LLC	Delaware	4379576

Forbes Energy Services LLC	Delaware	4477663

Forbes Energy Capital Inc.	Delaware	4477666

(f) Set forth below is the Federal Taxpayer Identification Number of each Borrower and each Guarantor, if applicable:

Borrower / Guarantor	FEIN
TX Energy Services, LLC	TIN 74-2505843

C.C. Forbes, LLC	TIN 16-1685695

Superior Tubing Testers, LLC	TIN 20-0905969

Forbes Energy Services LLC	TIN 26-1686176

Forbes Energy Capital Inc.	TIN 26-1697373

SECTION 2. Current Locations.

(a) The chief executive office of each Borrower and each Guarantor is located at the address set forth opposite its name below:

Borrower / Guarantor	Chief Executive Office
TX Energy Services, LLC	3000 South Business Highway 281, Alice, Texas 78332

C.C. Forbes, LLC	3000 South Business Highway 281, Alice, Texas 78332

Superior Tubing Testers, LLC	3000 South Business Highway 281, Alice, Texas 78332

Forbes Energy Services LLC	3000 South Business Highway 281, Alice, Texas 78332

Forbes Energy Capital Inc.	3000 South Business Highway 281, Alice, Texas 78332

(b) The jurisdiction of formation of each Borrower and each Guarantor that is a registered organization is set forth opposite its name below:

Borrower / Guarantor	Jurisdiction
TX Energy Services, LLC	Delaware

C.C. Forbes, LLC	Delaware

CREDIT AGREEMENT EXHIBIT F — 3

Borrower / Guarantor	Jurisdiction
Superior Tubing Testers, LLC	Delaware

Forbes Energy Services LLC	Delaware

Forbes Energy Capital Inc.	Delaware

(c) Set forth below opposite the name of each Borrower and each Guarantor are all the locations where such Person maintains (or has at any time during the preceding one year maintained) any Equipment or other Collateral, or any books and records related thereto, and not identified above:

Borrower / Guarantor	Location
TX Energy Services, LLC	3000 Business Hwy 281 South, Alice, Texas, Jim Wells

TX Energy Services, LLC	Hwy 59 North (1/2 mile North of Freer), Freer, Texas, Duval

TX Energy Services, LLC	5215 Zapata Hwy, Laredo, Texas, Webb

TX Energy Services, LLC	FM 3169 (1 mile East of San Ygnacio), San Ygnacio, Texas, Zapata

TX Energy Services, LLC	631 FM 622, Goliad, Texas, Goliad

TX Energy Services, LLC	609 Avenue F, Bay City, Bay City, Texas, Matagorda

TX Energy Services, LLC	4281 FM 2199 South, Marshall, Texas, Harrison

TX Energy Services, LLC	599 Hwy 111 N, Edna, Texas, Jackson

TX Energy Services, LLC	4678 Christobal Road, San Angelo, San Angelo, Texas, Tom Green

TX Energy Services, LLC	1214 Hwy 72, Three Rivers, Texas, Live Oak

TX Energy Services, LLC	100 Loop 517, Carrizo Springs, Texas, Dimmit

TX Energy Services, LLC	8688 Hanger Road, Big Springs, Texas, Howard

TX Energy Services, LLC	6501 D North Hwy 281, Edinburg, Texas, Hidalgo

TX Energy Services, LLC	8 Miles East of Ozona, Crockett County, Texas

TX Energy Services, LLC	3 Miles East of Marshall, Harrison County, Texas

TX Energy Services, LLC	6 Miles South of Alice, Jim Wells County, Texas

TX Energy Services, LLC	6 Miles South of Carrizo Springs, Dimmit County, Texas

CREDIT AGREEMENT EXHIBIT F — 4

Borrower / Guarantor	Location
TX Energy Services, LLC	7329 N. Hwy 71, Godley, Johnson County, Texas

C.C. Forbes, LLC	4783 Business Hwy 281 South, Alice, Texas, Jim Wells

C.C. Forbes, LLC	4764 Christobal Road, San Angelo, Texas, Tom Green

C.C. Forbes, LLC	904 US 50 North, Carthage, Texas, Panola

C.C. Forbes, LLC	1506 West 15th, Monahans, Texas, Ward

C.C. Forbes, LLC	7011 East IH 20, Odessa, Texas, Ector

C.C. Forbes, LLC	1904 US Hwy 135 N, Kilgore, Texas, Gregg

C.C. Forbes, LLC	8 Miles East of Ozona, Crockett County, Texas

C.C. Forbes, LLC	1 Mile East of San Ygnacio, Zapata County, Texas

C.C. Forbes, LLC	9 Miles South of Freer, Duvall County, Texas

C.C. Forbes, LLC	17 Miles South of Zapata, Zapata County, Texas

C.C. Forbes, LLC	30 Miles East of Laredo, Webb County, Texas

C.C. Forbes, LLC	5 Miles East of Wharton, Wharton County, Texas

C.C. Forbes, LLC	6 Miles South of Laredo, Webb County, Texas

C.C. Forbes, LLC	3 Miles West of Goliad, Goliad County, Texas

C.C. Forbes, LLC	8 Miles East of Ozona, Crockett County, Texas

C.C. Forbes, LLC	3 Miles East of Marshall, Harrison County, Texas

C.C. Forbes, LLC	7329 N. Hwy 171, Godley, Johnson County, Texas

C.C. Forbes, LLC	22 Miles South of Baxterville, Uninc Lamar County, Mississippi

C.C. Forbes, LLC	1 Mile West of Denver City, Yoakum County, Texas

Superior Tubing Testers, LLC	3000 Business Hwy 281 South, Alice, Jim Wells County, Texas,

Superior Tubing Testers, LLC	720 Business HWY 281 South, Bldg. C, Alice, Jim Wells, County, Texas

Forbes Energy Services LLC	3000 Business Hwy 281 South, Alice, Jim Wells County, Texas

Forbes Energy Capital Inc.	3000 Business Hwy 281 South, Alice, Jim Wells County, Texas

CREDIT AGREEMENT EXHIBIT F — 5

(d) Set forth below are all the places of business of each Borrower and each Guarantor not identified in paragraph (a), (b) or (c) above:

None.

(e) Set forth below are the names and addresses of all Persons other than the Borrowers or the Guarantors that have possession of any of the Collateral of any Borrower or Guarantor:

See Section 10 below.

SECTION 3. Schedule of Filing. Attached hereto as Schedule 3 is a schedule setting forth, with respect to the UCC-1 financing statements to be filed in respect of each Borrower and each Guarantor in connection with the Security Agreement, each filing and the filing office in which such filing is to be made.

SECTION 4. Stock Ownership and other Equity Interests. Attached hereto as Schedule 4 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests of each Borrower and each Guarantor and each Subsidiary of an Borrower or Guarantor and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 4 is each equity investment of any Borrower or Guarantor or any Subsidiary of an Borrower or Guarantor that represents 50% or less of the equity of the entity in which such investment was made.

SECTION 5. Debt Instruments. Attached hereto as Schedule 5 is a true and correct list of all instruments, including any promissory notes, and other evidence of indebtedness held by any Borrower or Guarantor or any Subsidiary of any Borrower or Guarantor, which are required to be pledged under the Security Agreement, including all intercompany notes between any Borrower or Guarantor and any Subsidiary of an Borrower or Guarantor and each such Subsidiary and any other such Subsidiary.

SECTION 6. Advances. Attached hereto as Schedule 6 is (a) a true and correct list of all advances made by any Borrower or Guarantor to any Subsidiary of an Borrower or Guarantor or made by any Subsidiary of any Borrower or Guarantor to any Borrower or Guarantor or to any other Subsidiary (other than those identified on Schedule 5), and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to any Borrower or Guarantor or any Subsidiary of an Borrower or Guarantor.

SECTION 7. Mortgage Filings. Attached hereto as Schedule 7 is a schedule setting forth, with respect to each parcel of real property owned by any Borrower or Guarantor in fee simple ownership: (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record holder of such property reflected in the records of the filing office for such property identified pursuant to the

CREDIT AGREEMENT EXHIBIT F — 6

following clause and (c) the filing office in which a mortgage or deed of trust (as applicable) with respect to such property must be filed or recorded in order for the Lender to obtain a perfected mortgage lien thereon.

SECTION 8. Intellectual Property. Attached hereto as Schedule 8(A) is a schedule setting forth all of each Borrower’s and each Guarantor’s Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner, the registration number and the expiration date of each Patent, Patent License, Trademark and Trademark License owned by such Borrower or Guarantor. Attached hereto as Schedule 8(B) is a schedule setting forth all of each Borrower’s and each Guarantor’s Copyrights and Copyright Licenses, including the name of the registered owner, the registration number and the expiration date of each Copyright or Copyright License owned by such Borrower or Guarantor.

SECTION 9. Commercial Tort Claims. Attached hereto as Schedule 9 is a true and correct list of commercial tort claims held by each Borrower and each Guarantor, including a brief description thereof.

SECTION 10. Deposit Accounts and Securities Accounts. Attached hereto as Schedule 10 is (i) a true and correct list of each and every Deposit Account and Securities Account owned by each Borrower and each Guarantor and (ii) a true and correct list of Deposit Accounts owned by each Borrower and each Guarantor used exclusively for payroll purposes.

SECTION 11. Directors and Persons Controlling the Business. Attached hereto as Schedule 11 is a true and correct list of each director or other person (including shareholders or members) that controls each Borrower and each Guarantor.

SECTION 12. Certificates of Title. Attached hereto as Schedule 12 is a true and correct list of each vehicle, including motor vehicles, tractors, trailers, aircraft and boats, subject to a certificate of title statute (in each case except to the extent that such vehicles would otherwise constitute passenger vehicles, light trucks (such as crew trucks with rated capacities ranging from one-half ton to one ton) and fork lifts) owned by any Borrower or Guarantor.

[Remainder of page intentionally left blank.]

CREDIT AGREEMENT EXHIBIT F — 7

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this      day of April, 2008.

TX ENERGY SERVICES, LLC

By:
Name:
Title:

C.C. FORBES, LLC

By:
Name:
Title:

SUPERIOR TUBING TESTERS, LLC

By:
Name:
Title:

FORBES ENERGY SERVICES LLC

By:
Name:
Title:

FORBES ENERGY CAPITAL INC.

By:
Name:
Title:

CREDIT AGREEMENT EXHIBIT F — 8

Schedule 1

to Perfection Certificate

Changes in Identity or Organizational Structure

Effective June 29, 2007, (1) Texas Energy Services, L.P., a Texas limited partnership, and Texas Energy Oilfield Management, L.L.C., a Texas limited liability company, were merged into TX Energy Service, LLC, a Delaware limited liability company, (2) C.C. Forbes, L.P., a Texas limited partnership, and Forbes Management, L.L.C., a Texas limited liability company, were merged into C.C. Forbes, LLC, a Delaware limited liability company, and (3) Superior Tubing Testers, L.P., a Texas limited partnership, and Superior Tubing Management, L.L.C., a Texas limited liability company, were merged into Superior Tubing Testers, LLC, a Delaware limited liability company.

Effective September 16, 2003, Texas Energy Services, Inc., a Texas corporation, was converted into Texas Energy Services, L.P., a Texas limited partnership.

Effective March 17, 2004, Superior Tubing Testers, L.L.C., a Texas limited liability company, changed its name to Superior Tubing Management, L.L.C.

Borrower / Guarantor	Former Name	Date of Change
TX Energy Services, LLC	Texas Energy Oilfield Management, L.L.C.	June 29, 2007

TX Energy Services, LLC	Texas Energy Services, L.P.	June 29, 2007

TX Energy Services, LLC	Texas Energy Services, Inc.	September 16, 2003

C.C. Forbes, LLC	C.C. Forbes, L.P.	June 29, 2007

C.C. Forbes, LLC	Forbes Management, L.L.C.	June 29, 2007

Superior Tubing Testers, LLC	Superior Tubing Management, L.L.C.	June 29, 2007

Superior Tubing Testers, LLC	Superior Tubing Testers, L.P.	June 29, 2007

CREDIT AGREEMENT EXHIBIT F — 1

Schedule 3

to Perfection Certificate

UCC-1 Filings for Credit Agreement

Debtor	Secured Party	Jurisdiction
TX Energy Services, LLC	Citibank, N.A., as Secured Party	Delaware

C.C. Forbes, LLC	Citibank, N.A., as Secured Party	Delaware

Superior Tubing Testers, LLC	Citibank, N.A., as Secured Party	Delaware

Forbes Energy Services LLC	Citibank, N.A., as Secured Party	Delaware

Forbes Energy Capital Inc.	Citibank, N.A., as Secured Party	Delaware

CREDIT AGREEMENT EXHIBIT F — 1

Schedule 4

to Perfection Certificate

Outstanding Equity Interests

Borrower	Number of Certificate	Registered Owner	Number and Class of Interest	Percentage of All Such Outstanding Interests	To Be Pledged
TX Energy Services, LLC	NA	Forbes Energy Services LLC	Membership interest	100.0%	Yes

C.C. Forbes, LLC	NA	Forbes Energy Services LLC	Membership interest	100.0%	Yes

Superior Tubing Testers, LLC	NA	Forbes Energy Services LLC	Membership interest	100.0%	Yes

Forbes Energy Services LLC	NA	John E. Crisp	Membership interest	30.0%	No

Forbes Energy Services LLC	NA	Charles C. Forbes, Jr.	Membership interest	30.0%	No

Forbes Energy Services LLC	NA	Janet Forbes	Membership interest	30.0%	No

Forbes Energy Services LLC	NA	Robert E. Jenkins, Jr.	Membership interest	3.0%	No

Forbes Energy Services LLC	NA	James Clinton Carpenter	Membership interest	3.0%	No

Forbes Energy Services LLC	NA	Armando Flores	Membership interest	3.0%	No

Forbes Energy Services LLC	NA	Steve Macek	Membership interest	1.0%	No

Forbes Energy Capital Inc.	1	Forbes Energy Services LLC	1,000 shares of Common Stock	100.0%	Yes

Schedule 5

to Perfection Certificate

Debt Instruments

None.

CREDIT AGREEMENT EXHIBIT F — 1

Schedule 6

to Perfection Certificate

Advances

None.

CREDIT AGREEMENT EXHIBIT F — 1

Schedule 7

to Perfection Certificate

Mortgage Filings

Owner	Current Record Owner	Property Location	Filing Location
C.C. Forbes, LLC	C.C. Forbes, L.P.	4783 Business Hwy 281 South Alice, TX	Jim Wells County Ruben Sandoval PO Box 1459 Alice, TX 78333

C.C. Forbes, LLC	C.C. Forbes Company, L.P.	801 FM 3169 San Ygnacio, TX	Zapata County Mary Villarreal-Bonoan, County Clerk P.O. Box 789 Zapata, TX 78076

CREDIT AGREEMENT EXHIBIT F — 1

Schedule 8(A)

to Perfection Certificate

U.S. Patents

None.

U.S. Patent Applications

None.

Non-U.S. Patent Applications

None.

U.S. Trademark Registrations

Trademark	Filing Date	Appl. No.	Issue Date	Reg. No.	Status	Owner
Texas Energy & Design	August 7, 2007	77/248746			Pending	TX Energy Services, LLC

The Rig People	August 6, 2007	77/248324			Pending	C.C. Forbes, LLC
Texas Size Service	August 6, 2007	77/248310			Pending	TX Energy Services, LLC

Non-U.S. Trademark Registrations

None.

Common Law Trademarks

Trademark	Owner
Forbes Energy Services	Forbes Energy Services LLC

Forbes Energy Capital	Forbes Energy Capital Inc.

C.C. Forbes	C.C. Forbes, LLC

C.C. Forbes Company	C.C. Forbes, LLC

Superior Tubing Testers	Superior Tubing Testers, LLC

Texas Energy Services	TX Energy Services, LLC

TX Energy Services	TX Energy Services, LLC

CREDIT AGREEMENT EXHIBIT F — 1

Licenses

None.

CREDIT AGREEMENT EXHIBIT F — 2

Schedule 8(B)

to Perfection Certificate

U.S. Copyrights Owned By Borrower / Guarantor

None.

CREDIT AGREEMENT EXHIBIT F — 1

Schedule 9

to Perfection Certificate

Commercial Tort Claims

None.

CREDIT AGREEMENT EXHIBIT F — 1

Schedule 10

to Perfection Certificate

Deposit Accounts and Securities Accounts of Borrower / Guarantor

Borrower / Guarantor	Depository Bank	Type of Account	Account Number
C.C. Forbes, LLC	Brush Country Bank	Oil & Gas Account, operating and payroll	1008862

C.C. Forbes, LLC	Brush Country Bank	OTE Account, travel expenses	1018051

C.C. Forbes, LLC	Brush Country Bank	Employee Benefit Plan Trust – Insurance, health insurance	1017950
TX Energy Services, LLC	Texas Champion Bank	Operating	101040533
TX Energy Services, LLC	Texas Champion Bank	Employee Benefit Plan Trust – Insurance, health insurance	1017942
Superior Tubing Testers, LLC	First Community Bank	Operating and payroll	38172

Accounts Used Exclusively for Payroll Purposes

Co-Issuer / Guarantor	Depository Bank	Type of Account	Account Number
TX Energy Services, LLC	Texas Champion Bank	Payroll account	101028622

CREDIT AGREEMENT EXHIBIT F — 1

Schedule 11

to Perfection Certificate

Directors or Persons Controlling the Business of

Borrowers / Guarantors

	Officeholders (e.g. Director, Managers, Officers)		Equity Holders
Co-Issuer / Guarantor	Name	Title	Name	Percentage Ownership
TX Energy Services, LLC	John E. Crisp	Sole Manager, President, Chief Executive Officer and Secretary	Forbes Energy Services LLC	100.0%

TX Energy Services, LLC	Charles C. Forbes, Jr.	Executive Vice President and Chief Operating Officer

TX Energy Services, LLC	L. Melvin Cooper	Senior Vice President, Chief Financial Officer and Assistant Secretary

C.C. Forbes, LLC	Charles C. Forbes, Jr.	Sole Manager, President, Chief Executive Officer and Secretary	Forbes Energy Services LLC	100.0%

C.C. Forbes, LLC	John E. Crisp	Executive Vice President and Chief Operating Officer

C.C. Forbes, LLC	L. Melvin Cooper	Senior Vice President, Chief Financial Officer and Assistant Secretary

CREDIT AGREEMENT EXHIBIT F — 1

	Officeholders (e.g. Director, Managers, Officers)		Equity Holders
Co-Issuer / Guarantor	Name	Title	Name	Percentage Ownership
Superior Tubing Testers, LLC	Robert E. Jenkins, Jr.	Sole Manager, President, Chief Executive Officer and Secretary	Forbes Energy Services LLC	100.0%

Superior Tubing Testers, LLC	John E. Crisp	Executive Vice President

Superior Tubing Testers, LLC	Charles C. Forbes, Jr.	Executive Vice President

Superior Tubing Testers, LLC	L. Melvin Cooper	Senior Vice President, Chief Financial Officer and Assistant Secretary

Forbes Energy Services LLC	John E. Crisp	Director, President and Chief Executive Officer	John E. Crisp	30.0%

Forbes Energy Services LLC	Charles C. Forbes, Jr.	Director, Executive Vice President and Chief Operating Officer	Charles C. Forbes, Jr.	30.0%

Forbes Energy Services LLC	L. Melvin Cooper	Senior Vice President, Chief Financial Officer and Secretary	Janet Forbes	30.0%

Forbes Energy Services LLC	Janet Forbes	Director	Robert E. Jenkins, Jr.	3.0%

Forbes Energy Services LLC	Travis Burris	Director	James Clinton Carpenter	3.0%

CREDIT AGREEMENT EXHIBIT F — 2

	Officeholders (e.g. Director, Managers, Officers)		Equity Holders
Co-Issuer / Guarantor	Name	Title	Name	Percentage Ownership
Forbes Energy Services LLC	William Sherrill	Director	Armando Flores	3.0%

Forbes Energy Services LLC			Steve Macek	1.0%

Forbes Energy Capital Inc.	John E. Crisp	Sole Director, President and Chief Executive Officer	Forbes Energy Services LLC	100.0%

Forbes Energy Capital Inc.	Charles C. Forbes, Jr.	Executive Vice President and Chief Operating Officer

Forbes Energy Capital Inc.	L. Melvin Cooper	Senior Vice President, Chief Financial Officer and Secretary

CREDIT AGREEMENT EXHIBIT F — 3

Schedule 12

to Perfection Certificate

Certificates of Title

Borrower / Guarantor	Type of Motor Vehicle or Other Equipment	VIN, Asset Number or Other Identification
TRUCKS

C.C. Forbes, LLC	MACK	061335
C.C. Forbes, LLC	MACK	064957
Superior Tubing Testers, LLC	FREIGHTLINER	Y32868
Superior Tubing Testers, LLC	FREIGHTLINER	Y32866
TX Energy Services, LLC	MACK	059012
TX Energy Services, LLC	MACK	004118
TX Energy Services, LLC	MACK	004119
TX Energy Services, LLC	MACK	004136
TX Energy Services, LLC	MACK	004140
TX Energy Services, LLC	MACK	063816
TX Energy Services, LLC	MACK	041402
TX Energy Services, LLC	MACK	041403
TX Energy Services, LLC	MACK	041405
TX Energy Services, LLC	MACK	041400
TX Energy Services, LLC	MACK	039963
TX Energy Services, LLC	MACK	041401
TX Energy Services, LLC	MACK	039962
TX Energy Services, LLC	MACK	004141
TX Energy Services, LLC	MACK	004115
TX Energy Services, LLC	MACK	004114
TX Energy Services, LLC	MACK	041404
TX Energy Services, LLC	MACK	004132
TX Energy Services, LLC	MACK	004138
TX Energy Services, LLC	MACK	004133
TX Energy Services, LLC	MACK	004134
TX Energy Services, LLC	MACK	002741
TX Energy Services, LLC	MACK	004121
TX Energy Services, LLC	MACK	004128
TX Energy Services, LLC	MACK	004137
TX Energy Services, LLC	MACK	004142
TX Energy Services, LLC	MACK	004127

CREDIT AGREEMENT EXHIBIT F - Page 1

Borrower / Guarantor	Type of Motor Vehicle or Other Equipment	VIN, Asset Number or Other Identification
C.C. Forbes, LLC	MACK	015785
Superior Tubing Testers, LLC	KENWORTH	053386
Superior Tubing Testers, LLC	KENWORTH	078609
Superior Tubing Testers, LLC	KENWORTH	078610
Superior Tubing Testers, LLC	KENWORTH	078611
C.C. Forbes, LLC	MACK	027521
C.C. Forbes, LLC	MACK	049023
TX Energy Services, LLC	PETERBILT	889582
C.C. Forbes, LLC	MACK	027519
C.C. Forbes, LLC	PETERBILT	875175
C.C. Forbes, LLC	PETERBILT	875178
C.C. Forbes, LLC	PETERBILT	875176
C.C. Forbes, LLC	PETERBILT	875179
C.C. Forbes, LLC	PETERBILT	875177
TX Energy Services, LLC	MACK	029773
C.C. Forbes, LLC	MACK	027520
C.C. Forbes, LLC	MACK	016635
C.C. Forbes, LLC	MACK	025714
C.C. Forbes, LLC	MACK	019175
C.C. Forbes, LLC	MACK	019177
C.C. Forbes, LLC	MACK	016638
C.C. Forbes, LLC	MACK	019174
C.C. Forbes, LLC	MACK	016637
C.C. Forbes, LLC	MACK	019176
C.C. Forbes, LLC	MACK	022143
C.C. Forbes, LLC	MACK	022144
C.C. Forbes, LLC	MACK	019178
TX Energy Services, LLC	MACK	057375
TX Energy Services, LLC	PETERBILT	878350
C.C. Forbes, LLC	MACK	030428
TX Energy Services, LLC	MACK	039960
TX Energy Services, LLC	MACK	002606
TX Energy Services, LLC	MACK	029768
TX Energy Services, LLC	MACK	029771
TX Energy Services, LLC	MACK	029770
TX Energy Services, LLC	MACK	002613
TX Energy Services, LLC	MACK	002611
TX Energy Services, LLC	MACK	002607

CREDIT AGREEMENT EXHIBIT F - Page 2

Borrower / Guarantor	Type of Motor Vehicle or Other Equipment	VIN, Asset Number or Other Identification
TX Energy Services, LLC	MACK	002608
TX Energy Services, LLC	MACK	002610
TX Energy Services, LLC	MACK	002609
TX Energy Services, LLC	MACK	002612
TX Energy Services, LLC	MACK	029772
TX Energy Services, LLC	MACK	037085
TX Energy Services, LLC	MACK	037086
TX Energy Services, LLC	MACK	029769
TX Energy Services, LLC	PETERBILT	878346
TX Energy Services, LLC	PETERBILT	878347
TX Energy Services, LLC	PETERBILT	878348
TX Energy Services, LLC	PETERBILT	878351
TX Energy Services, LLC	PETERBILT	878353
TX Energy Services, LLC	PETERBILT	699741
TX Energy Services, LLC	PETERBILT	880395
TX Energy Services, LLC	PETERBILT	878349
TX Energy Services, LLC	PETERBILT	878354
TX Energy Services, LLC	PETERBILT	880375
TX Energy Services, LLC	PETERBILT	880374
TX Energy Services, LLC	PETERBILT	880373
TX Energy Services, LLC	PETERBILT	880372
TX Energy Services, LLC	MACK	006069
TX Energy Services, LLC	MACK	061056
TX Energy Services, LLC	MACK	049019
TX Energy Services, LLC	MACK	049022
TX Energy Services, LLC	MACK	049024
TX Energy Services, LLC	MACK	057369
TX Energy Services, LLC	HINO	S50028
TX Energy Services, LLC	PETERBILT	658341
TX Energy Services, LLC	PETERBILT	660431
TX Energy Services, LLC	PETERBILT	660433
C.C. Forbes, LLC	MACK	008881
C.C. Forbes, LLC	MACK	012671
C.C. Forbes, LLC	MACK	025708
C.C. Forbes, LLC	MACK	025709
C.C. Forbes, LLC	MACK	025707
TX Energy Services, LLC	MACK	016633
TX Energy Services, LLC	MACK	012478

CREDIT AGREEMENT EXHIBIT F - Page 3

Borrower / Guarantor	Type of Motor Vehicle or Other Equipment	VIN, Asset Number or Other Identification
C.C. Forbes, LLC	MACK	022149
C.C. Forbes, LLC	MACK	022154
TX Energy Services, LLC	MACK	010384
TX Energy Services, LLC	MACK	010385
TX Energy Services, LLC	MACK	010496
TX Energy Services, LLC	MACK	016632
TX Energy Services, LLC	MACK	010497
TX Energy Services, LLC	MACK	010386
TX Energy Services, LLC	MACK	010387
TX Energy Services, LLC	MACK	016653
TX Energy Services, LLC	MACK	011432
TX Energy Services, LLC	MACK	011430
TX Energy Services, LLC	MACK	011431
TX Energy Services, LLC	MACK	011433
TX Energy Services, LLC	MACK	011429
TX Energy Services, LLC	MACK	016636
TX Energy Services, LLC	MACK	011428
TX Energy Services, LLC	MACK	016634
TX Energy Services, LLC	MACK	012476
TX Energy Services, LLC	MACK	012474
TX Energy Services, LLC	MACK	012477
TX Energy Services, LLC	MACK	012475
TX Energy Services, LLC	MACK	011562
C.C. Forbes, LLC	MACK	022147
C.C. Forbes, LLC	MACK	022145
C.C. Forbes, LLC	MACK	019183
C.C. Forbes, LLC	PETERBILT	493374
C.C. Forbes, LLC	PETERBILT	493377
C.C. Forbes, LLC	PETERBILT	470487
C.C. Forbes, LLC	PETERBILT	513337
C.C. Forbes, LLC	PETERBILT	493375
C.C. Forbes, LLC	PETERBILT	513335
C.C. Forbes, LLC	PETERBILT	493376
TX Energy Services, LLC	PETERBILT	828226
TX Energy Services, LLC	PETERBILT	828225
TX Energy Services, LLC	PETERBILT	846516
TX Energy Services, LLC	PETERBILT	878352
TX Energy Services, LLC	PETERBILT	470912

CREDIT AGREEMENT EXHIBIT F - Page 4

Borrower / Guarantor	Type of Motor Vehicle or Other Equipment	VIN, Asset Number or Other Identification
TX Energy Services, LLC	MACK	004120
TX Energy Services, LLC	PETERBILT	814265
TX Energy Services, LLC	PETERBILT	513333
TX Energy Services, LLC	PETERBILT	513338
C.C. Forbes, LLC	PETERBILT	527113
C.C. Forbes, LLC	PETERBILT	527112
C.C. Forbes, LLC	PETERBILT	527109
TX Energy Services, LLC	PETERBILT	554745
TX Energy Services, LLC	PETERBILT	554746
TX Energy Services, LLC	PETERBILT	590108
TX Energy Services, LLC	PETERBILT	590105
TX Energy Services, LLC	PETERBILT	590098
TX Energy Services, LLC	PETERBILT	814267
TX Energy Services, LLC	PETERBILT	828224
TX Energy Services, LLC	PETERBILT	576715
C.C. Forbes, LLC	MACK	039205
TX Energy Services, LLC	PETERBILT	854697
TX Energy Services, LLC	MACK	092948
TX Energy Services, LLC	MACK	097041
TX Energy Services, LLC	MACK	116377
TX Energy Services, LLC	MACK	136037
TX Energy Services, LLC	MACK	005081
TX Energy Services, LLC	MACK	054962
TX Energy Services, LLC	MACK	059424
TX Energy Services, LLC	PETERBILT	658343
TX Energy Services, LLC	PETERBILT	698706
TX Energy Services, LLC	PETERBILT	732022
TX Energy Services, LLC	PETERBILT	754817
TX Energy Services, LLC	PETERBILT	732020
TX Energy Services, LLC	PETERBILT	752251
TX Energy Services, LLC	PETERBILT	752252
TX Energy Services, LLC	PETERBILT	752247
TX Energy Services, LLC	PETERBILT	752249
TX Energy Services, LLC	PETERBILT	699737
TX Energy Services, LLC	PETERBILT	699739
TX Energy Services, LLC	PETERBILT	646619
TX Energy Services, LLC	PETERBILT	646615
TX Energy Services, LLC	PETERBILT	646617

CREDIT AGREEMENT EXHIBIT F - Page 5

Borrower / Guarantor	Type of Motor Vehicle or Other Equipment	VIN, Asset Number or Other Identification
TX Energy Services, LLC	PETERBILT	646618
TX Energy Services, LLC	PETERBILT	646616
TX Energy Services, LLC	PETERBILT	646614
TX Energy Services, LLC	PETERBILT	652224
TX Energy Services, LLC	PETERBILT	752248
TX Energy Services, LLC	PETERBILT	646623
TX Energy Services, LLC	PETERBILT	646624
TX Energy Services, LLC	PETERBILT	646621
TX Energy Services, LLC	PETERBILT	651893
TX Energy Services, LLC	PETERBILT	651891
TX Energy Services, LLC	PETERBILT	698705
TX Energy Services, LLC	PETERBILT	699738
TX Energy Services, LLC	PETERBILT	699740
TX Energy Services, LLC	PETERBILT	767466
TX Energy Services, LLC	PETERBILT	761773
TX Energy Services, LLC	PETERBILT	760474
TX Energy Services, LLC	PETERBILT	660421
TX Energy Services, LLC	PETERBILT	761176
TX Energy Services, LLC	PETERBILT	761174
TX Energy Services, LLC	PETERBILT	760473
TX Energy Services, LLC	PETERBILT	760471
TX Energy Services, LLC	PETERBILT	762026
TX Energy Services, LLC	PETERBILT	762027
TX Energy Services, LLC	PETERBILT	762034
TX Energy Services, LLC	PETERBILT	762029
TX Energy Services, LLC	PETERBILT	762030
TX Energy Services, LLC	PETERBILT	762031
TX Energy Services, LLC	PETERBILT	762035
TX Energy Services, LLC	PETERBILT	762033
TX Energy Services, LLC	PETERBILT	762028
TX Energy Services, LLC	PETERBILT	762032
TX Energy Services, LLC	KENWORTH	213540
C.C. Forbes, LLC	MACK	005962
TX Energy Services, LLC	MACK	054959
TX Energy Services, LLC	MACK	063818
TX Energy Services, LLC	MACK	003547
TX Energy Services, LLC	MACK	061059
TX Energy Services, LLC	MACK	029776

CREDIT AGREEMENT EXHIBIT F - Page 6

Borrower / Guarantor	Type of Motor Vehicle or Other Equipment	VIN, Asset Number or Other Identification
TX Energy Services, LLC	MACK	006070
TX Energy Services, LLC	MACK	041398
TX Energy Services, LLC	MACK	041399
TX Energy Services, LLC	MACK	002833
TX Energy Services, LLC	MACK	029775
TX Energy Services, LLC	MACK	003774
TX Energy Services, LLC	MACK	039961
TX Energy Services, LLC	MACK	003775
TX Energy Services, LLC	MACK	040215
TX Energy Services, LLC	MACK	057366
TX Energy Services, LLC	MACK	057370
TX Energy Services, LLC	MACK	004129
TX Energy Services, LLC	MACK	004131
TX Energy Services, LLC	MACK	057368
TX Energy Services, LLC	MACK	057371
TX Energy Services, LLC	MACK	057372
TX Energy Services, LLC	MACK	037087
TX Energy Services, LLC	MACK	003777
TX Energy Services, LLC	MACK	003776
TX Energy Services, LLC	MACK	057367
TX Energy Services, LLC	MACK	057365
TX Energy Services, LLC	MACK	004130
TX Energy Services, LLC	MACK	004135
TX Energy Services, LLC	MACK	004139
TX Energy Services, LLC	MACK	002742
TX Energy Services, LLC	MACK	002145
TX Energy Services, LLC	MACK	002144
TX Energy Services, LLC	MACK	002143
TX Energy Services, LLC	PETERBILT	660432
TX Energy Services, LLC	PETERBILT	658342
TX Energy Services, LLC	MACK	002542
TX Energy Services, LLC	MACK	002545
C.C. Forbes, LLC	INTERNATIONAL	545103
C.C. Forbes, LLC	INTERNATIONAL	545099
TX Energy Services, LLC	MACK	003281
C.C. Forbes, LLC	MACK	029767
TX Energy Services, LLC	MACK	001453
TX Energy Services, LLC	MACK	006071

CREDIT AGREEMENT EXHIBIT F - Page 7

Borrower / Guarantor	Type of Motor Vehicle or Other Equipment	VIN, Asset Number or Other Identification
TX Energy Services, LLC	MACK	003280
TX Energy Services, LLC	MACK	001460
TX Energy Services, LLC	MACK	003467
TX Energy Services, LLC	MACK	001349
TX Energy Services, LLC	MACK	004126
TX Energy Services, LLC	MACK	001456
TX Energy Services, LLC	MACK	001455
TX Energy Services, LLC	MACK	003282
TX Energy Services, LLC	MACK	003279
TX Energy Services, LLC	MACK	003466
TX Energy Services, LLC	MACK	001457
TX Energy Services, LLC	MACK	001454
TX Energy Services, LLC	MACK	001451
TX Energy Services, LLC	MACK	001452
TX Energy Services, LLC	MACK	004396
TX Energy Services, LLC	MACK	004395
TX Energy Services, LLC	MACK	003470
TX Energy Services, LLC	MACK	004394

VACUUM TRAILERS

TX Energy Services, LLC	DRAGON	052356
TX Energy Services, LLC	DRAGON	052357
TX Energy Services, LLC	DRAGON	052358
TX Energy Services, LLC	DRAGON	052359
TX Energy Services, LLC	DRAGON	052360
TX Energy Services, LLC	DRAGON	052361
TX Energy Services, LLC	DRAGON	052362
TX Energy Services, LLC	DRAGON	052363
TX Energy Services, LLC	DRAGON	052364
TX Energy Services, LLC	DRAGON	052365
TX Energy Services, LLC	DRAGON	029054
TX Energy Services, LLC	DRAGON	029055
TX Energy Services, LLC	PROCO	359811
TX Energy Services, LLC	PROCO	359778
C.C. Forbes, LLC	DRAGON	023799
TX Energy Services, LLC	DRAGON	037458
TX Energy Services, LLC	DRAGON	037459

CREDIT AGREEMENT EXHIBIT F - Page 8

Borrower / Guarantor	Type of Motor Vehicle or Other Equipment	VIN, Asset Number or Other Identification
TX Energy Services, LLC	DRAGON	037500
TX Energy Services, LLC	DRAGON	037501
TX Energy Services, LLC	DRAGON	037502
TX Energy Services, LLC	DRAGON	037503
TX Energy Services, LLC	DRAGON	037506
TX Energy Services, LLC	DRAGON	037507
TX Energy Services, LLC	DRAGON	037550
TX Energy Services, LLC	DRAGON	037551
TX Energy Services, LLC	DRAGON	037552
TX Energy Services, LLC	DRAGON	037553
TX Energy Services, LLC	DRAGON	037554
TX Energy Services, LLC	DRAGON	037603
TX Energy Services, LLC	DRAGON	037604
TX Energy Services, LLC	DRAGON	037605
TX Energy Services, LLC	DRAGON	037607
TX Energy Services, LLC	DRAGON	037772
TX Energy Services, LLC	DRAGON	037774
TX Energy Services, LLC	DRAGON	037776
TX Energy Services, LLC	DRAGON	037940
TX Energy Services, LLC	DRAGON	037943
TX Energy Services, LLC	DRAGON	037967
TX Energy Services, LLC	DRAGON	037978
TX Energy Services, LLC	DRAGON	042364
TX Energy Services, LLC	DRAGON	042365
TX Energy Services, LLC	DRAGON	042366
TX Energy Services, LLC	DRAGON	042422
TX Energy Services, LLC	DRAGON	042423
TX Energy Services, LLC	DRAGON	045441
TX Energy Services, LLC	DRAGON	045442
TX Energy Services, LLC	DRAGON	045444
TX Energy Services, LLC	DRAGON	045445
TX Energy Services, LLC	DRAGON	045446
TX Energy Services, LLC	DRAGON	045447
TX Energy Services, LLC	DRAGON	045448
TX Energy Services, LLC	DRAGON	045449
TX Energy Services, LLC	DRAGON	052187
TX Energy Services, LLC	DRAGON	052188
TX Energy Services, LLC	DRAGON	052190

CREDIT AGREEMENT EXHIBIT F - Page 9

Borrower / Guarantor	Type of Motor Vehicle or Other Equipment	VIN, Asset Number or Other Identification
TX Energy Services, LLC	DRAGON	052191
TX Energy Services, LLC	DRAGON	052192
TX Energy Services, LLC	WRIGHTS DESIGN	100107
TX Energy Services, LLC	WRIGHTS DESIGN	100109
TX Energy Services, LLC	PROCO	359211
TX Energy Services, LLC	PROCO	359212
TX Energy Services, LLC	PROCO	359216
TX Energy Services, LLC	PROCO	359217
TX Energy Services, LLC	PROCO	359226
TX Energy Services, LLC	DRAGON	023774
C.C. Forbes, LLC	DRAGON	023832
C.C. Forbes, LLC	DRAGON	023833
C.C. Forbes, LLC	DRAGON	023834
C.C. Forbes, LLC	DRAGON	023845
TX Energy Services, LLC	DRAGON	037504
TX Energy Services, LLC	DRAGON	037505
TX Energy Services, LLC	DRAGON	037606
TX Energy Services, LLC	DRAGON	037773
TX Energy Services, LLC	DRAGON	037942
TX Energy Services, LLC	DRAGON	045443
TX Energy Services, LLC	DRAGON	052189
TX Energy Services, LLC	WRIGHTS DESIGN	100108
TX Energy Services, LLC	WRIGHTS DESIGN	100110
TX Energy Services, LLC	PROCO	359207
TX Energy Services, LLC	DRAGON	023508
TX Energy Services, LLC	DRAGON	023512
TX Energy Services, LLC	DRAGON	023516
TX Energy Services, LLC	DRAGON	023570
TX Energy Services, LLC	DRAGON	023816
TX Energy Services, LLC	DRAGON	023822
TX Energy Services, LLC	DRAGON	023823
TX Energy Services, LLC	DRAGON	023824
C.C. Forbes, LLC	DRAGON	029046
C.C. Forbes, LLC	DRAGON	029047
C.C. Forbes, LLC	DRAGON	029049
TX Energy Services, LLC	DRAGON	033268
TX Energy Services, LLC	DRAGON	037453
TX Energy Services, LLC	DRAGON	037576

CREDIT AGREEMENT EXHIBIT F - Page 10

Borrower / Guarantor	Type of Motor Vehicle or Other Equipment	VIN, Asset Number or Other Identification
TX Energy Services, LLC	DRAGON	037714
TX Energy Services, LLC	DRAGON	037740
TX Energy Services, LLC	DRAGON	037775
TX Energy Services, LLC	WRIGHTS DESIGN	039759
TX Energy Services, LLC	DRAGON	042424
TX Energy Services, LLC	DRAGON	042425
TX Energy Services, LLC	DRAGON	045637
TX Energy Services, LLC	DRAGON	045642
TX Energy Services, LLC	DRAGON	045691
TX Energy Services, LLC	DRAGON	055030
TX Energy Services, LLC	DRAGON	055032
TX Energy Services, LLC	PIONEER	260478
TX Energy Services, LLC	PROCO	359006
TX Energy Services, LLC	PROCO	359007
TX Energy Services, LLC	PROCO	359008
TX Energy Services, LLC	PROCO	359009
TX Energy Services, LLC	PROCO	359011
TX Energy Services, LLC	PROCO	359019
TX Energy Services, LLC	PROCO	359020
TX Energy Services, LLC	PROCO	359026
TX Energy Services, LLC	PROCO	359029
TX Energy Services, LLC	PROCO	359030
TX Energy Services, LLC	PROCO	359084
TX Energy Services, LLC	PROCO	359088
C.C. Forbes, LLC	PROCO	359090
C.C. Forbes, LLC	PROCO	359117
C.C. Forbes, LLC	PROCO	359132
C.C. Forbes, LLC	PROCO	359139
TX Energy Services, LLC	PROCO	359151
TX Energy Services, LLC	PROCO	359289
TX Energy Services, LLC	PROCO	359871
TX Energy Services, LLC	PROCO	359876
TX Energy Services, LLC	PROCO	359891
TX Energy Services, LLC	PROCO	359894
TX Energy Services, LLC	PROCO	359938
TX Energy Services, LLC	PROCO	359956
TX Energy Services, LLC	PROCO	359957
TX Energy Services, LLC	PROCO	359995

CREDIT AGREEMENT EXHIBIT F - Page 11

Borrower / Guarantor	Type of Motor Vehicle or Other Equipment	VIN, Asset Number or Other Identification
TX Energy Services, LLC	PROCO	359996
TX Energy Services, LLC	DRAGON	023604
TX Energy Services, LLC	DRAGON	023652
TX Energy Services, LLC	DRAGON	023701
TX Energy Services, LLC	DRAGON	023773
TX Energy Services, LLC	DRAGON	023529
TX Energy Services, LLC	DRAGON	023558
TX Energy Services, LLC	DRAGON	023992
TX Energy Services, LLC	DRAGON	023998
TX Energy Services, LLC	PROCO	359616
TX Energy Services, LLC	DRAGON	023515
C.C. Forbes, LLC	PROCO	359144
C.C. Forbes, LLC	PROCO	359156
C.C. Forbes, LLC	PROCO	359158
C.C. Forbes, LLC	PROCO	359177
TX Energy Services, LLC	DRAGON	042185
TX Energy Services, LLC	DRAGON	042367
TX Energy Services, LLC	DRAGON	042368
TX Energy Services, LLC	DRAGON	042369
TX Energy Services, LLC	WRIGHTS DESIGN	100106
TX Energy Services, LLC	PROCO	359340
TX Energy Services, LLC	DRAGON	052903
TX Energy Services, LLC	DRAGON	055155
TX Energy Services, LLC	DRAGON	055156
TX Energy Services, LLC	DRAGON	055210
TX Energy Services, LLC	DRAGON	055211
TX Energy Services, LLC	DRAGON	055212
TX Energy Services, LLC	DRAGON	055213
TX Energy Services, LLC	DRAGON	055214
TX Energy Services, LLC	DRAGON	055215
TX Energy Services, LLC	DRAGON	055216
TX Energy Services, LLC	DRAGON	055217
TX Energy Services, LLC	DRAGON	063886
TX Energy Services, LLC	DRAGON	063887
TX Energy Services, LLC	DRAGON	063888
TX Energy Services, LLC	DRAGON	063889
TX Energy Services, LLC	DRAGON	063890
TX Energy Services, LLC	PROCO	359018

CREDIT AGREEMENT EXHIBIT F - Page 12

Borrower / Guarantor	Type of Motor Vehicle or Other Equipment	VIN, Asset Number or Other Identification
TX Energy Services, LLC	DRAGON	037935
TX Energy Services, LLC	DRAGON	037936
TX Energy Services, LLC	DRAGON	037937
TX Energy Services, LLC	DRAGON	037938
TX Energy Services, LLC	DRAGON	037939
TX Energy Services, LLC	PROCO	359220
TX Energy Services, LLC	PROCO	359221
TX Energy Services, LLC	PROCO	359240
TX Energy Services, LLC	PROCO	359243
TX Energy Services, LLC	PROCO	359248
TX Energy Services, LLC	PROCO	359254
TX Energy Services, LLC	PROCO	359256
TX Energy Services, LLC	PROCO	359252
TX Energy Services, LLC	PROCO	359239
TX Energy Services, LLC	DRAGON	045625
TX Energy Services, LLC	DRAGON	045626
TX Energy Services, LLC	DRAGON	045646
TX Energy Services, LLC	DRAGON	045649
TX Energy Services, LLC	DRAGON	045650
TX Energy Services, LLC	DRAGON	045654
TX Energy Services, LLC	DRAGON	045656
TX Energy Services, LLC	DRAGON	045658
TX Energy Services, LLC	DRAGON	045674
TX Energy Services, LLC	DRAGON	045675
TX Energy Services, LLC	DRAGON	045678
TX Energy Services, LLC	DRAGON	045679
TX Energy Services, LLC	DRAGON	045687
TX Energy Services, LLC	DRAGON	052963
TX Energy Services, LLC	DRAGON	052964
TX Energy Services, LLC	DRAGON	052965
TX Energy Services, LLC	DRAGON	052966
TX Energy Services, LLC	DRAGON	052967
TX Energy Services, LLC	DRAGON	052968
TX Energy Services, LLC	DRAGON	052969
TX Energy Services, LLC	DRAGON	052970
TX Energy Services, LLC	DRAGON	052971
TX Energy Services, LLC	DRAGON	052973
TX Energy Services, LLC	DRAGON	052994

CREDIT AGREEMENT EXHIBIT F - Page 13

Borrower / Guarantor	Type of Motor Vehicle or Other Equipment	VIN, Asset Number or Other Identification
TX Energy Services, LLC	DRAGON	052995
TX Energy Services, LLC	DRAGON	055022
TX Energy Services, LLC	DRAGON	055029
TX Energy Services, LLC	DRAGON	055038
TX Energy Services, LLC	DRAGON	055039
TX Energy Services, LLC	DRAGON	055040
TX Energy Services, LLC	DRAGON	055041
TX Energy Services, LLC	DRAGON	055042
TX Energy Services, LLC	PROCO	359412
TX Energy Services, LLC	PROCO	359415
TX Energy Services, LLC	PROCO	359425
TX Energy Services, LLC	PROCO	359411
TX Energy Services, LLC	TROXELL TRAILER	867323
TX Energy Services, LLC	PROCO	21142
TX Energy Services, LLC	DRAGON	055058
TX Energy Services, LLC	DRAGON	055196
TX Energy Services, LLC	DRAGON	055198
TX Energy Services, LLC	DRAGON	055264
TX Energy Services, LLC	DRAGON	055267
TX Energy Services, LLC	DRAGON	055282
TX Energy Services, LLC	DRAGON	063891
TX Energy Services, LLC	DRAGON	055189
TX Energy Services, LLC	DRAGON	055058
TX Energy Services, LLC	DRAGON	055194
TX Energy Services, LLC	DRAGON	055195
TX Energy Services, LLC	DRAGON	055197
TX Energy Services, LLC	DRAGON	055199
TX Energy Services, LLC	DRAGON	055257
TX Energy Services, LLC	DRAGON	055258
TX Energy Services, LLC	DRAGON	055259
TX Energy Services, LLC	DRAGON	055265
TX Energy Services, LLC	DRAGON	055279
TX Energy Services, LLC	DRAGON	055280
TX Energy Services, LLC	DRAGON	055281
TX Energy Services, LLC	DRAGON	055263
TX Energy Services, LLC	DRAGON	055260
TX Energy Services, LLC	WRIGHTS DESIGN	100114

CREDIT AGREEMENT EXHIBIT F - Page 14

Borrower / Guarantor	Type of Motor Vehicle or Other Equipment	VIN, Asset Number or Other Identification
FLOATS / LOWBOYS

TX Energy Services, LLC	LUFKIN	164737
TX Energy Services, LLC	LUFKIN	165062
TX Energy Services, LLC	LUFKIN	165063
TX Energy Services, LLC	LUFKIN	165064
TX Energy Services, LLC	LUFKIN	060195
TX Energy Services, LLC	LUFKIN	11264
C.C. Forbes, LLC	AZTEC	011965
C.C. Forbes, LLC	FONTAINE TRAILERS	33410
TX Energy Services, LLC	LUFKIN	164736
C.C. Forbes, LLC	LUFKIN	164740
C.C. Forbes, LLC	LUFKIN	164743
C.C. Forbes, LLC	HOLDEN	555493
C.C. Forbes, LLC	AZTEC	800188
TX Energy Services, LLC	AZTEC	206FB6
TX Energy Services, LLC	BIRMINGHAM	KM1073
C.C. Forbes, LLC	KALYN	001343
C.C. Forbes, LLC	AZTEC	08147
C.C. Forbes, LLC		27957
C.C. Forbes, LLC	DRAGON	063030
C.C. Forbes, LLC	LUFKIN	66328
C.C. Forbes, LLC	LUFKIN	66329
C.C. Forbes, LLC	LUFKIN	160037
C.C. Forbes, LLC	LUFKIN	163742
C.C. Forbes, LLC	LUFKIN	165176
C.C. Forbes, LLC	LUFKIN	165572
C.C. Forbes, LLC	ATOKA	343010
C.C. Forbes, LLC	HOLDEN	509476

CREDIT AGREEMENT EXHIBIT F - Page 15